Exhibit 4.1

MAXAR TECHNOLOGIES INC.
as Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee and Notes Collateral Agent

Indenture

Dated as of June 25, 2020

7.54% Senior Secured Notes due 2027

3

Article 8 Legal Defeasance and Covenant Discharge

4

Article 13 Miscellaneous

EXHIBITS

EXHIBIT A	Form of Note

EXHIBIT B	Form of Supplemental Indenture

EXHIBIT C	Restricted Legend

EXHIBIT D	DTC Legend

EXHIBIT E	Regulation S Legend

EXHIBIT F	Regulation S Certificate

EXHIBIT G	Rule 144A Certificate

EXHIBIT H	Institutional Accredited Investor Certificate

EXHIBIT I	OID Legend

EXHIBIT J	Form of Second Lien Intercreditor Agreement

SCHEDULES

SCHEDULE 1 Post-Closing Deliveries

5

INDENTURE, dated as of June 25, 2020, among Maxar Technologies Inc., a Delaware corporation (the “Company”), as issuer, the Subsidiary Guarantors party hereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

The provisions of the Trust Indenture Act will not apply to this Indenture.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $150,000,000 aggregate principal amount of its 7.54% Senior Secured Notes due 2027, and, if and when issued, any Additional Notes as provided herein (the “Notes”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

Article 1
Definitions and Incorporation by Reference

Section 1.01.      Definitions.

“2019 Transactions” means the offering, issuance and sale of the Company’s 2023 Senior Secured Notes and amendments to the Senior Credit Facilities obtained in connection therewith.

“2023 Senior Secured Notes” means the Company’s $1,000,000,000 9.750% Senior Secured Notes due 2023 issued December 2, 2019.

“2023 Senior Secured Notes Indenture” means the indenture dated as of December 2, 2019 pursuant to which the 2023 Senior Secured Notes were issued, as amended, supplemented or modified from time to time.

“2023 Senior Secured Notes Issue Date” means December 2, 2019.

“2023 Senior Secured Notes Secured Parties” means the 2023 Senior Secured Notes Trustee and the notes collateral agent under the 2023 Senior Secured Notes Indenture and the holders of the 2023 Senior Secured Notes from time to time.

“2023 Senior Secured Notes Trustee” means the trustee under the 2023 Senior Secured Notes Indenture.

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary, or assumed in connection with the acquisition of assets or property from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, amalgamation, consolidation or acquisition, and (b) Indebtedness secured by a Lien encumbering any asset or property acquired by such specified Person. The term “Acquired Indebtedness” does not include Indebtedness of a Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or is merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary or such assets or property are acquired, which Indebtedness of such Person will not be deemed to be Indebtedness of the Company or any Restricted Subsidiary.

“Additional Notes” means any notes issued under this Indenture (other than the Initial Notes) having the same terms in all respects as the Initial Notes (or in all respects except with respect to interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning assigned to such term in Section 4.11(a).

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Members” has the meaning assigned to such term in Section 2.09(b)(3).

“Agreed Security Principles” means the below principles, which qualify and limit any guarantee, security and perfection requirements under this Indenture, the Notes, the Security Documents and the Intercreditor Agreements:

(1) no action will be required to grant or perfect a Lien on the Collateral located in any jurisdiction other than (A) the United States of America and Canada and (B) any other jurisdiction in which the value of all assets which are owned by the Company or a Subsidiary Guarantor and reasonably capable of becoming Collateral are at least $10.0 million (or the equivalent amount in any other currency);

(2) no control agreements will be required over any deposit accounts or securities accounts except deposit accounts or securities accounts of the Company or a Subsidiary Guarantor located in the United States of America which are not Excluded Accounts;

(3) no actions shall be required to perfect a security interest in letter of credit rights (except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by filing a UCC of PPSA financing statement);

(4) no pledges will be required over uncertificated Equity Interests in Subsidiaries;

(5) no Subsidiary other than a Subsidiary Guarantor will be required to provide additional security and Subsidiary Guarantees unless the Company otherwise elects or, in the case of a Tax Excluded Subsidiary, such additional security or Subsidiary Guarantee are required to ensure compliance with Section 10.1(17) of the Senior Credit Facilities;

(6) no particular item of security will be required to be granted or perfected if, in the reasonable judgment of the Company the cost or other adverse consequences of providing or perfecting such item of security shall be materially and disproportionately greater than the benefits to be obtained by the Notes Secured Parties therefrom, to the extent and for so long as such security is not subject to a Lien securing any other Pari Passu Lien Obligations;

(7) no Subsidiary Guarantors will be required to give a Subsidiary Guarantee or enter into any Security Documents if it is not within the legal capacity of such Person or if the same would conflict with the fiduciary duties of the directors of such Person or contravene any legal or regulatory prohibition or would result in (or in a risk of) personal or criminal liability on the part of any officer or director of such Person; provided that such Subsidiary Guarantor shall use all reasonable efforts to overcome any such obstacle;

(8) no Subsidiary Guarantor will be required to give a Subsidiary Guarantee or enter into Security Documents if doing so would (a) be prohibited by any applicable law or any contractual obligation in effect on the 2023 Senior Secured Notes Issue Date (or, with respect to any Subsidiary that is acquired after the 2023 Senior Secured Notes Issue Date, any contractual obligation in effect on the date of such acquisition that is not entered into in contemplation thereof) or (II) require any consent, approval, license or authorization of any official body (including, to the extent applicable, any prohibition under any financial assistance, corporate benefit or thin capitalization rule; provided that if such prohibition can be overcome through conduct of a “whitewash” process, such a process shall be undertaken);

(9) it is acknowledged that in certain jurisdictions it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets; and

(10) general statutory limitations, regulatory requirements or restrictions, financial assistance, corporate benefit, fraudulent preference, “earnings stripping,” “controlled foreign corporation” rules, “thin capitalization” rules (or analogous restrictions), tax restrictions, retention of title claims, employee consultation or approval requirements, capital maintenance rules and similar principles may prevent or limit a Subsidiary from providing Subsidiary Guarantee or security or may require that such Subsidiary Guarantee or security be limited in amount or otherwise; in each case, to the extent and for so long as such Subsidiary Guarantee or security is not provided, or is similarly limited, with respect to any other Pari Passu Lien Obligations.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such Note and

(2)	the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on June 25, 2024, (each such redemption price set forth in Section 3.01(d)) plus (ii) all required interest payments due on such Note through June 25, 2024 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note, as such amount is calculated by the Company.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Asset Sale” means, (a) the sale, lease (other than an operating lease entered into in the ordinary course of business), conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions that are part of a common plan) of assets or property of the Company or any Restricted Subsidiary or (b) the issuance or sale of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law), in each case by the Company or any of its Restricted Subsidiaries (each referred to for the purposes of this definition as a “disposition”).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	an issuance or other disposition of Capital Stock, property or other assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	the disposition of cash, Cash Equivalents and securities not otherwise contrary to this Indenture;

(3)	a disposition of obsolete, surplus, damaged or worn out property, equipment or other assets, or of property, equipment or other assets that are no longer useful or economically practicable to maintain in the conduct of the business of the Company and its Restricted Subsidiaries;

(4)	a disposition pursuant to a Sale/Leaseback Transaction;

(5)	the disposition of all or substantially all of the assets and properties of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(6)	any Restricted Payment that is permitted to be made, and is made, under Section 4.07 or any Permitted Investment;

(7)	any disposition of assets or property, or issuance or sale of Capital Stock of any Restricted Subsidiary, in a single transaction or series of related transactions with an aggregate Fair Market Value of less than or equal to $25.0 million;

(8)	the creation or incurrence of a Permitted Lien and dispositions in connection therewith;

(9)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(10)	the issuance and sale by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by Section 4.09;

(11)	the lease, assignment, license, sublicense or sublease of any real or personal property (including, without limitation, of intellectual property or other general intangibles) in the ordinary course of business;

(12)	a disposition of Receivables under and in accordance with an Asset Securitization, provided that the aggregate amount of such Receivables subject to such Asset Securitization shall not at any time exceed $400.0 million and such disposition shall be structured as a “true sale”;

(13)	a surrender or waiver of obligations of trade creditors or customers or contract rights (including, without limitation, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer) or a compromise, settlement, release or surrender of any contract, tort or other claim in the ordinary course of business;

(14)	dispositions arising from any foreclosures, condemnations, eminent domain, seizure, nationalization or any similar actions on assets or property;

(15)	a disposition in the ordinary course of business;

(16)	dispositions of non-strategic assets purchased as part of a Permitted Investment; provided that the Fair Market Value of all such non-strategic assets which are disposed of by the Company or a Subsidiary Guarantor (excluding any non-strategic assets which such Person is required to dispose of by any government or other body with jurisdiction over such Person) does not exceed 25% of the total Fair Market Value of the assets purchased pursuant to such Permitted Investment (measured at the time of such Permitted Investment);

(17)	dispositions of Investments in joint ventures, to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(18)	the unwinding of any Hedging Agreement;

(19)	without limiting the foregoing, the assignment, license, cross-license or sublicense of intellectual property related to any satellite and/or related ground infrastructure and equipment;

(20)	dispositions of any satellite (or any portion thereof or any rights to acquire any satellite) for Fair Market Value: (i) to any Person for whom such satellite was procured that is not an Affiliate of the Company or (ii) where the definitive agreement for such disposition is entered into prior to such satellite entering into commercial service; and

(21)	the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction.

“Asset Sale Offer” has the meaning assigned to such term in Section 4.10(d).

“Asset Securitization” means an Asset Sale by or on behalf of a Person at the election of such Person involving receivables and/or other assets in the course of an asset securitization transaction and regardless of the form of asset securitization, and for the purposes of this Indenture shall include any disposition of accounts receivable.

“Attributable Debt” means, in respect of any lease (whether characterized as an operating lease under GAAP or not) entered into by a Person or a Subsidiary thereof as lessee in connection with a sale-lease back transaction, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the lease payments of the lessee, including all rent and payments to be made by the lessee in connection with the return of the leased property, during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) but excluding for certainty, amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges; provided that if such lease constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Authorized Representative” means, at any time, (i) in the case of any Pari Passu Lien Credit Facility Obligations or the Senior Credit Facility, the Bank Collateral Agent, (ii) in the case of the Pari Passu Lien Notes Obligations or the Notes Secured Parties, the Trustee, (iii) in the case of the 2023 Senior Secured Notes Secured Obligations, the 2023 Senior Secured Notes Trustee, and (iv) in the case of any other Series of Pari Passu Lien Debt or Pari Passu Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after December 11, 2019, the trustee, administrative agent or similar representative for the holders of such series named in the applicable joinder agreement to the First Lien Intercreditor Agreement.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee, which Person shall be reasonably acceptable to the Company.

“Authentication Order” has the meaning assigned to such term in Section 2.02(c).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bank Administrative Agent” has the meaning assigned to such term in the definition of “Senior Credit Facilities.”

“Bank Collateral Agent” has the meaning assigned to such term in the definition of “Senior Credit Facilities.”

“Bankruptcy Law” means (i) for purposes of the Company and the Subsidiary Guarantors, any bankruptcy, insolvency or other similar statute (including, without limitation, Title 11, U.S. Code or any similar federal or state law for the relief of debtors), regulation or provision of any jurisdiction in which the Subsidiary Guarantors are organized or conducting business and (ii) for purposes of the Trustee, any bankruptcy, insolvency or similar statute, regulation or provision of any jurisdiction in which the Trustee is organized.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the place of payment are authorized or required by law to close. If a payment date at a place of payment is not on a Business Day, payment shall be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Capital Lease” means a lease of (or other agreement conveying the right to use) real and/or personal property, which lease is required to be classified and accounted for as a capital lease on a balance sheet of the lessee under GAAP, provided, that leases under which the obligations would not constitute Capitalized Lease Obligations pursuant to the proviso in the definition thereof will not constitute a Capital Lease or Indebtedness hereunder.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, participations (including rights to receive a share of profits or losses), equity appreciation rights or other equivalents (however designated) of or in equity of such Person, including any Preferred Stock or any limited liability company, membership or partnership interests (whether general or limited), together with any and all warrants, options or other rights to purchase or acquire any of the foregoing, but excluding any debt securities convertible into or exchangeable for any of the foregoing.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a Capital Lease and, for purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof (that is, the amount in effect corresponding to the principal of such obligations), determined in accordance with GAAP; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 4.03. Notwithstanding the foregoing or anything else to the contrary in this Indenture, any real property lease resulting from a Sale/Leaseback Transaction shall be accounted for as a Capital Lease (regardless of its treatment under GAAP) for all purposes of calculating: (i) compliance with the Consolidated Total Debt Ratio Condition and (ii) the amount of Indebtedness incurred pursuant to Section 4.09.

“Captive Insurance Subsidiary” shall means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary of such Subsidiary).

“Cash Equivalents” means:

(1)	U.S. dollars, or in the case of any foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)	securities or investment property issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality of the United States or Canada, as applicable (provided that the full faith and credit of the United States is pledged in support thereof);

(3)	marketable general obligations issued by any state of the United States of America, or any province in Canada, or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from S&P Global Ratings, “A-2” or better from Moody’s Investors Service, Inc., or “A” or better from Fitch Ratings, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the three named Rating Agencies cease publishing ratings of investments;

(4)	certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P Global Ratings, “A-2” or the equivalent thereof by Moody’s Investors Service, Inc., or “A” or the equivalent thereof by Fitch Ratings, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the three named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;

(5)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P Global Ratings, “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or “F2” or the equivalent thereof by Fitch Ratings, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the three named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(7)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above; and

(8)	investments otherwise consistent with the Company’s “Short Term Investment Policy.”

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/ or cash management services, including, without limitation, cash aggregation, mirror or concentrator accounts, zero-balance accounts, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities and merchant services.

“Certificated Note” means a certificated Note registered in the name of the Holder substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.01(b), but that does not bear the DTC Legend and does not have the “Schedule of Exchanges of Notes” attached thereto.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change of Control” means:

(1)	the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) of the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(2)	the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets and properties of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(3)	the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning assigned to such term in Section 4.14(b).

“Change of Control Payment” has the meaning assigned to such term in Section 4.14(b)(1).

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.14(b)(2).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the present and future assets and properties of the Company or any Subsidiary Guarantors subject (or to be subject) to Liens created by the Security Documents.

“Common Stock” means with respect to any Person, any and all shares of, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Maxar Technologies Inc. or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of the Consolidated EBITDA of such Person for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, calculated on a Pro Forma Basis, to (y) Consolidated Interest Expense of such Person for such period, calculated on a Pro Forma Basis; provided that (other than for purposes of Section 4.09(b)(8)) no effect shall be given to (i) any Indebtedness (and associated Consolidated Interest Expense) Incurred pursuant to Section 4.09(b) on the date of determination and (ii) the discharge of any Indebtedness (and associated Consolidated Interest Expense) to the extent such discharge results from the application of the proceeds of any Indebtedness Incurred pursuant to the provisions set forth in Section 4.09(b) on the date of determination.

“Consolidated Debt” means, as at any date of determination, the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis (but excluding all Indebtedness of Non-Recourse Subsidiaries) in accordance with GAAP but specifically excluding:

(a)          any Indebtedness which is not included in part (a), (b), (d) or (e) of the definition thereof;

(b)          any Indebtedness (up to an aggregate maximum amount of $100.0 million) in connection with letters of credit Guaranteed or insured by EDC where such Indebtedness is not yet due or owing and such letters of credit have been issued as assurance of performance or obligations (except other Indebtedness) in the ordinary course of business;

(c)          in the case of a Special Subsidiary, the entire portion of the Indebtedness of such Special Subsidiary in excess of the relevant Special Subsidiary Percentage of such Indebtedness;

(d)          Convertible Debentures; and

(e)          Indebtedness owed to a government that is a member of the OECD, or any agency of such government, where the obligations of the Company or its relevant Subsidiary can be satisfied, at the option of the Company or such Subsidiary, by delivering common shares of the Company in accordance with the agreement governing such Indebtedness (whether such common shares are received by the holder of such Indebtedness as payment or are sold under such agreement to provide cash for payment to the holder of such Indebtedness); provided that the aggregate principal amount of such Indebtedness shall not at any time exceed $100.0 million;

provided that, for the purpose of calculating Consolidated Debt, Non-Recourse Debt shall be the lesser of (i) the Fair Market Value of all property subject to a Lien securing such Non-Recourse Debt (as demonstrated to the Notes Collateral Agent’s reasonable satisfaction), and (ii) the amount of the obligations comprising such Non-Recourse Debt.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries (excluding any Non-Recourse Subsidiaries) for such period:

(1)	increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(i)	income tax expense;

(ii)	Consolidated Interest Expense;

(iii)	depreciation, amortization and all other non-cash items;

(iv)	foreign exchange losses to the extent they relate to timing differences as a result of an effective economic hedging relationship not qualifying for hedge accounting under GAAP;

(v)	all reserves, provisions or fair value losses established in such period to the extent that such reserves, provisions or fair value losses do not relate to:

(A)         a payment made, or which becomes payable, during such period; or

(B)          a payment which is payable within 365 days from the end of such period;

(vi)	Restructuring Charges and related charges (which, for the avoidance of doubt, shall include facility closure, facility consolidations, retention, severance, systems establishment costs, contract termination costs and excess pension charges);

(vii)	any fees and expenses related to the 2019 Transactions or fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the 2023 Senior Secured Notes Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger or amalgamation costs incurred during such period as a result of any such transaction;

(viii)	all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness;

(ix)	the amount of any loss attributed to non-controlling interests;

(x)	charges, losses, or expenses incurred to the extent covered by indemnification or refunding provisions in any document, including those pertaining to any acquisition consummated prior to the 2023 Senior Secured Notes Issue Date, or any insurance, in each case, to the extent so reimbursed to the Company or any Restricted Subsidiary (excluding any Non-Recourse Subsidiary);

(xi)	solely for purposes of determining compliance with the Consolidated Total Debt Ratio Condition, so long as the Company maintains its accounts in accordance with GAAP, development, including technology, and other research costs and expenses;

(xii)	solely for purposes of determining compliance with the Consolidated Total Debt Ratio Condition, so long as the Company maintains its accounts in accordance with GAAP, proceeds of investment tax credits received during the applicable period (to the extent not reflected as revenue or income in such period); and

(xiii)	any fees, expenses or charges attributable to the implementation of any Run Rate Adjustment (as defined below),

(2)	increased by pro forma “run rate” cost savings, operating expense reductions and synergies related to acquisitions, dispositions and other specified transactions, restructurings, cost savings initiatives and other initiatives and/or actions that are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of an Officer of the Company) within 18 months after such acquisition, disposition or other specified transaction, restructuring, cost savings initiative or other initiative and/or action (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such action (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken or with respect to which substantial steps have been taken or are expected to be taken within the time frame described above) (any of the foregoing, a “Run Rate Adjustment”); provided that (a) the aggregate amount of Run Rate Adjustments added back pursuant to clause (2) shall not exceed 10% of Consolidated EBITDA for such period (determined prior to giving effect to such all such adjustments);

(3)	increased (with respect to losses) or decreased (with respect to gains) by (without duplication) any net cash or realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of the Financial Accounting Standards Board’s Accounting Standards Codification 830 (including net realized cash or gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Hedging Obligations (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if they were denominated in foreign currencies;

(4)	increased (with respect to losses) or decreased (with respect to gains) by (without duplication) any gain or loss relating to Hedging Obligations (excluding Hedging Obligations entered into in the ordinary course of business or consistent with past practice);

(5)	proceeds of business interruption insurance received during such period (to the extent not reflected as revenue or income in such period); less

(6)	the following to the extent included in determining Consolidated Net Income:

(i)          foreign exchange gains to the extent they relate to timing differences as a result of an effective economic hedging relationship not qualifying for hedge accounting under GAAP; and

(ii)         the amount of any gains attributed to non-controlling interests, all as determined on a consolidated basis in conformity with GAAP. For all purposes of this Indenture, Consolidated EBITDA will be calculated on a Pro Forma Basis.

“Consolidated Interest Expense” means, without duplication, with respect to any Person and its Restricted Subsidiaries (but excluding Non-Recourse Subsidiaries) for any period in accordance with GAAP, the sum of:

(a)          interest incurred during such period on Indebtedness;

(b)          the aggregate cost of obtaining short-term and long-term advances of credit, reported as interest expense on the consolidated income statement of such Person and its Restricted Subsidiaries for such period, including accrued and unpaid interest charges, standby fees, and discounts and fees payable in respect of bankers acceptances and letters of credit, but for greater certainty excluding arrangement and underwriting fees;

(c)          payments made or required to be made during such period on account of the interest component (or portion thereof reasonably attributable to interest or other compensation for the extension of credit) of any payment under a Capitalized Lease Obligations;

(d)          interest on uncertain tax positions;

(e)          imputed interest;

(f)           accretion interest on long term obligations;

(g)          forward points on hedging instruments;

(h)          net payments, if any, made pursuant to interest rate Hedging Obligations with respect to Indebtedness; and

(i)           any discount on the securitization of Receivables, whether or not treated as interest expense under GAAP;

less:

(j)           any interest on Subordinated Obligations that is paid or satisfied by the issue of Capital Stock of the Company (other than Disqualified Stock) or from the proceeds of further Subordinated Obligations;

(k)          any interest, costs or payments in connection with letters of credit Guaranteed or insured by EDC;

(l)           in the case of a Special Subsidiary, the entire portion of Consolidated Interest Expense attributable to such Special Subsidiary in excess of the relevant Special Subsidiary Percentage of such Consolidated Interest Expense; and

(m)         net payments, if any, received pursuant to interest rate Hedge Agreement with respect to Indebtedness.

Notwithstanding the foregoing, (i) for purposes of calculating the denominator of the Consolidated Coverage Ratio, Consolidated Interest Expense shall be limited to total interest expense on Indebtedness payable in cash (including the interest component under Capitalized Lease Obligations payable in cash), but excluding to the extent included in interest expense, (A) fees and expenses associated with the consummation of the 2019 Transactions, (B) costs associated with obtaining Hedging Agreements and any interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Agreements or other derivative instruments, and any one-time cash costs associated with breakage in respect of Hedging Agreements for interest rates, (C) fees and expenses associated with any issuance of Equity Interests, Investments or Indebtedness incurrence and (D) any interest component relating to accretion or accrual of discounted liabilities) and (ii) where applicable, such calculation shall be on a Pro Forma Basis.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis (excluding Non-Recourse Subsidiaries) in accordance with GAAP; provided, that the following shall be excluded (without duplication):

(a)	any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Subsidiary Guarantor, except that:

(i)	the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(ii)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income.

(b)	all extraordinary, unusual or non-recurring items;

(c)	gains or losses attributable to asset sales made out of the ordinary course of business or gains or losses realized upon the disposal, abandonment or discontinuation of the operations of any of the Company or its Restricted Subsidiaries (other than Non-Recourse Subsidiaries);

(d)	any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(e)	any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation; and

(f)	the cumulative effect of a change in accounting principles.

provided that cash dividends received from Non-Recourse Subsidiaries in any period shall be included in the calculation of Consolidated Net Income for such period.

“Consolidated Total Debt Ratio,” means, with respect to any Person as of any date, the ratio of: (1) the aggregate outstanding Consolidated Debt of such Person and its Restricted Subsidiaries outstanding on such date, to (2) the Consolidated EBITDA of such Person for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, calculated on a Pro Forma Basis.

“Consolidated Total Debt Ratio Condition” shall mean the condition that shall be satisfied to the extent the Consolidated Total Debt Ratio does not exceed:

(i)           for any debt incurrence prior to June 30, 2020, 7.25:1.00,

(ii)          for any debt incurrence on or after June 30, 2020 and up to but excluding December 31, 2021, 7.50:1.00,

(ii)          for any debt incurrence on or after December 31, 2021 and up to but excluding December 31, 2022, 7.25:1.00,

(iii)         for any debt incurrence on or after December 31, 2022 and up to but excluding June 30, 2023, 6.25:1.00,

(iv)         for any debt incurrence on or after June 30, 2023, 5.50:1.00.

“Convertible Debentures” means any convertible subordinated debentures or notes created, issued or assumed by the Company which have all of the following characteristics:

(1)         an initial final maturity or due date in respect of repayment of principal extending at least 90 days beyond the maturity date of the Notes in effect at the time such debentures or notes are created, issued or assumed;

(2)         no scheduled or mandatory payment or repurchase of principal thereunder (other than as a result of an acceleration following an event of default in regard thereto or payment which can be satisfied by the delivery of common shares of the Company as contemplated in paragraph (5) of this definition and other than on a change of control of the Company where a Change of Control also occurs) prior to the maturity date of the Notes in effect at the time such debentures or notes are created, issued or assumed;

(3)         upon and during the continuance of an Event of Default or acceleration of any obligations under any Pari Passu Lien Document which has not been rescinded, (i) all amounts payable in respect of principal, premium (if any) or interest under such debentures or notes are subordinate and junior in right of payment to all such obligations under the Pari Passu Lien Documents and no payments shall be made under such debentures or notes, and (ii) no enforcement steps or enforcement proceedings may be commenced in respect of such debentures or notes;

(4)         upon distribution of the assets of the Company on any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Person, or otherwise), all obligations under the Pari Passu Lien Documents shall first be paid in full, or provision made for such payment, before any payment is made on account of principal, premium (if any) or interest payable in regard to such debentures or notes;

(5)         so long as no default has occurred in respect of such debentures or notes and provided the Company is in compliance with all applicable securities laws and such common shares are qualified for distribution as required and listed on the Toronto Stock Exchange or another national or international securities exchange, then any and all payments of interest and principal due and payable under such debentures or notes can be satisfied, at the option of the Company, by delivering common shares in accordance with this indenture or agreement governing such debentures or notes (whether such common shares are received by the holders of such debentures or notes as payment or are sold by a trustee or representative under such indenture or agreement to provide cash for payment to holders of such debentures or notes) and if not so payable by delivery of common shares, any interest payment made prior to the maturity date of the Notes will be payable in kind;

(6)         the occurrence of a Default or Event of Default or the acceleration of any obligations under this Indenture or any Pari Passu Lien Documents, or the enforcement of the rights and remedies of the Pari Passu Lien Secured Parties under any Pari Passu Lien Document, shall not by reason of specific reference to this Indenture (i) cause a default or event of default (with the passage of time or otherwise) under such debentures or notes or any indenture governing same, or (ii) cause or permit the obligations under such debentures or notes to be due and payable prior to the stated maturity thereof (provided such debentures or notes may provide for a cross-acceleration where such cross-acceleration is by reference to a minimum principal amount of indebtedness in excess of $100.0 million); and

(7)         the Company and any trustee under any indenture governing such debentures or notes shall enter into or have entered into an agreement (the “Reliance and Enforcement Agreement”) with the Pari Passu Lien Secured Parties (or authorized representatives thereof) to, inter alia, confirm the right of the Pari Passu Lien Secured Parties to rely upon and enforce such subordination, on terms and conditions satisfactory to the Pari Passu Lien Secured Parties, acting reasonably.

“Convertible Indebtedness” means Indebtedness of Company (which may be Guaranteed by the Subsidiary Guarantors) permitted to be incurred under the terms of this Indenture that is either (a) convertible or exchangeable into common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Corporate Trust Office” means, with respect to the Trustee and the Notes Collateral Agent, the office of the Trustee and the Notes Collateral Agent at which at any time its corporate trust business relating to this Indenture shall be administered, which such office on the date hereof shall be the address of the Trustee and the Notes Collateral Agent specified in Section 13.02 hereof or such other address as to which the Trustee or the Notes Collateral Agent, as applicable, may give notice to the Holders and the Company, or the principle corporate trust office of any successor trustee or collateral agent (or such address as such successor trustee or collateral agent may designate by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning assigned to such term in Section 8.03.

“Debt Facility” means one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities or indentures with banks or other institutional lenders or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under the original Senior Credit Facilities, or any other credit or other agreement or indenture).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Performance References.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration by the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition of or payment or collection on such Designated Noncash Consideration.

“Directing Holder” has the meaning assigned to it in Section 6.02(d).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), in each case at the option of the holder thereof or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto));

(2)	is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or a direct or indirect parent of the Company or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or its Subsidiaries or a direct or indirect parent of the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“EDC” means Export Development Canada.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equivalent equity or ownership interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest, but excluding from all of the foregoing any debt securities convertible into Equity Interests or cash based on the value of such Equity Interests.

“Equity Offering” means a public offering or private sale for cash by the Company or any direct or indirect parent of the Company of Capital Stock (other than Disqualified Stock), other than (x) public offerings with respect to the Company’s Capital Stock, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of the Company or (z) any offering of the Company’s Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.10(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” means (i) segregated bank accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefit claims to employees of the Company or any Restricted Subsidiary, (ii) segregated bank accounts used to cash collateralize letters of credit and (iii) bank accounts of the Company or any Restricted Subsidiary in the United States of America or Canada that do not have balances in excess of $10.0 million.

“Excluded Assets” means

(i)       motor vehicles in the United States of America, other assets which are subject to certificates of title and commercial tort claims;

(ii)           pledges and security interests (including in respect of interests in partnerships, joint ventures and other non-wholly owned entities) to the extent prohibited by Law or prohibited by agreements containing anti-assignment clauses not overridden by the PPSA, UCC or other applicable Law;

(iii)          any fee owned real property with a value of less than $10.0 million; provided that the foregoing shall not exclude any fee owned real property which may be (x) encumbered by a Security Document and (y) either is perfected by a PPSA or UCC filing (or equivalent) or does not require any filing in order to be enforceable against unsecured creditors;

(iv)          any leasehold interest unless, by virtue of the nature of the leasehold premises and any assets affixed thereto, the failure of the Notes Collateral Agent to enjoy a Lien thereon would reasonably be expected to result in (A) a material impairment of the ability of the Pari Passu Lien Secured Parties, their respective agent(s) or a receiver to effectively manage any material business of the Company or any Restricted Subsidiary, or (B) a material reduction in the recovery from the Collateral on a realization of the Security; provided that the foregoing shall not exclude any leasehold interest which may be (x) encumbered by a Security Document and (y) either is perfected by a PPSA or UCC filing (or equivalent) or does not require any filing in order to be enforceable against unsecured creditors;

(v)           intent to use trademark applications;

(vi)          Equity Interests:

(A)	constituting margin stock to the extent and for so long as such assets do not secure any other Pari Passu Lien Obligations;

(B)	in any Immaterial Subsidiary;

(C)	in any Subsidiary that is not a Wholly Owned Subsidiary if the granting of a security interest in such equity would be prohibited by Law or by organizational or governance documents of any Subsidiary or would trigger termination pursuant to any “change of control” or similar provision, provided that the foregoing shall not exclude any Equity Interests in Immaterial Subsidiaries that may be perfected by a PPSA or UCC filing; or

(D)	at the option of the Company, in any Tax Excluded Subsidiary (other than 65% of the voting equity interests and 100% of the non-voting equity interests in any CFC or FSHCO that is directly owned by the Company or any Subsidiary Guarantor);

(vii)         any lease, license or other agreement or any property subject to a Purchase Money Obligation, Capitalized Lease Obligations or similar arrangements, in each case, to the extent permitted under the Security Documents to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or a similar arrangement or create a right of termination in favor of any other party thereto (other than the Company or any Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the PPSA, UCC or other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable Law notwithstanding such prohibition;

(viii)        any property and assets the pledge of which would require governmental consent, approval, license or authorization that has not been obtained;

(ix)           those assets as to which the costs of obtaining such a security interest or perfection thereof are excessive in relation to the value to holders of the Notes of the security to be afforded thereby as reasonably determined by the Company; to the extent and for so long as such security is not subject to a Lien securing any other Pari Passu Lien Obligations;

(x)           the Radarsat II ground station and ground control equipment;

(xi)          U.S.-Owned Assets;

(xii)         at the option of the Company, any assets owned by a Tax Excluded Subsidiary that is a Subsidiary Guarantor; provided that the exclusion of such assets shall require compliance with Section 10.1(17) of the Senior Credit Facilities; and

(xiii)        any inventory that is “specifically identified to contracts-in-process” where the granting of a Lien over such inventory would result in the breach of a contract.

“Excluded Subsidiary” shall mean any Restricted Subsidiary that (i) is an Immaterial Subsidiary, (ii) is not a Wholly-Owned Subsidiary on any date such Restricted Subsidiary would otherwise be required to become a Subsidiary Guarantor pursuant to the requirements of this Indenture (for so long as such Restricted Subsidiary remains a non-Wholly-Owned Subsidiary), (iii) is prohibited by any applicable contractual requirement permitted under this Indenture or applicable Law from guaranteeing or granting Liens to secure the Notes at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), (iv) with respect to which the consequence of providing a Subsidiary Guarantee would adversely affect the ability of the Company and the Restricted Subsidiaries to satisfy applicable Law as determined in the reasonable judgment of the Company, (v) with respect to which, in the reasonable judgment of the Company, the cost or other adverse consequences of providing a Subsidiary Guarantee shall be materially and disproportionately greater than the benefits to be obtained by the holders of the Notes therefrom, (vi) at the option of the Company, is a Tax Excluded Subsidiary (subject to compliance with Section 10.1(17) of the Senior Credit Facilities), (vii) is a Captive Insurance Subsidiary or (viii) is acquired pursuant to a Permitted Investment and financed with assumed secured Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such secured Indebtedness to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing the Notes and such prohibition was not created in contemplation of such Permitted Investment. Notwithstanding the foregoing, no Restricted Subsidiary shall be an “Excluded Subsidiary” if it guarantees the obligations of the Company under the Senior Credit Facilities.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Company, whose determination will be conclusive for all purposes under this Indenture and the Notes).

“First Lien Intercreditor Agreement” means the First Lien Pari Passu Intercreditor Agreement, dated as of December 11, 2019, among the 2023 Senior Secured Notes Trustee, the Notes collateral agent under the 2023 Senior Secured Notes Indenture, the Bank Administrative Agent, the Bank Collateral Agent and each additional representative in respect of a Series of Pari Passu Lien Debt from time to time party thereto and acknowledged and agreed to by the Company, as it may be amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“FSHCO” means a U.S. Subsidiary of the Company that has no material assets other than equity interests in, or indebtedness of, one or more CFCs.

“Funded Debt” means, with respect to any specified Person, any Indebtedness of such Person, whether or not contingent, in respect of borrowed money or advances or evidenced by indentures, bonds, notes, debentures, loan agreements or similar instruments.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the 2023 Senior Secured Notes Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Global Note” means a Note in registered global form substantially in the form of Exhibit A hereto, including appropriate legends as set forth in Section 2.01(b).

“Grantor” means each of the Company and any other entity pledging property or assets as Collateral.

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing, any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, properties, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedge Agreement” means any agreement governing Hedging Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency, commodity risks or equity risks either generally or under specific contingencies.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books and Register.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“Immaterial Subsidiary” means any Restricted Subsidiary which (a) individually has assets which constitute less than 2% of Total Assets and generate less than 2% of Consolidated EBITDA of the Company for the most recently ended four consecutive fiscal quarters and (b) collectively with all other Immaterial Subsidiaries has assets which constitute less than 5% of Total Assets and generate less than 5% of Consolidated EBITDA of the Company for the most recently ended four consecutive fiscal quarters, in each case as determined by the Company with reference to the most recent financial statements provided to the Trustee.

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, Guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien; provided, however, that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a)	all indebtedness of such Person for borrowed money, including obligations with respect to bankers’ acceptances;

(b)	all indebtedness of such Person for contingent reimbursement obligations with respect to letters of credit or letters of guarantee which provide credit support for obligations which would otherwise constitute Indebtedness of such Person within the meaning of this definition or for drawn reimbursement obligations with respect to letters of credit, letters of guarantee and surety bonds (except to the extent such reimbursement obligations relates to trade payables and such obligation is satisfied with 30 days of Incurrence); provided that Indebtedness shall not include cash-collateralized (but otherwise unsecured) letters of credit, letters of guarantee or surety bonds;

(c)	all indebtedness of such Person for the deferred purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto, other than:

(i)        trade indebtedness on commercially reasonable terms accounted for as accounts payable or deferred revenue; and

(ii)       commercially reasonable payment terms intended to reflect the commercial interests of contracting parties as opposed to the granting of credit;

each as incurred in the ordinary course of business, net of prepayments thereof;

(d)	all Purchase Money Obligations (including indebtedness in respect of which the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of the purchased property, in which case the amount attributed to Indebtedness shall be the lesser of such indebtedness and the Fair Market Value of the property to which recourse is limited);

(e)	all Capitalized Lease Obligations and other Attributable Debt;

(f)	the amount for which any Equity Interests in the capital of any such Person that is a corporation or other entity may be redeemed if the holders of such Equity Interests are entitled at such time to require such Person to redeem such Equity Interests, or if such Person is otherwise obligated at such time to redeem such Equity Interests, in each case whether on notice or otherwise (excluding any amounts so attributable to Equity Interests held by the Company or a Subsidiary of the Company and redemptions required as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Equity Interests than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto));

(g)	the amount of any earn-out obligation which is reflected as a liability on the balance sheet of such Person in accordance with GAAP; and

(h)	the maximum amount which may be outstanding at any time of all Indebtedness of the kinds referred to in (a) through (g) which is directly or indirectly Guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire (whether or not such Person has assumed or become liable for the payment of such Indebtedness);

if and to the extent any of the preceding items (other than letters of credit, letters of guarantee and surety bonds) would appear as a liability upon a balance sheet (excluding the notes thereto) of the specified Person prepared in accordance with GAAP; provided that any obligation or liability in connection with an Asset Securitization that constitutes an Asset Sale under clause (12) of such definition shall not constitute Indebtedness.

Notwithstanding the foregoing, in no event shall the following constitute Indebtedness: (1) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness; provided that such money is held to secure the payment of such interest; (2) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; (3) obligations to make progress or incentive payments (including any in-orbit incentive payments) or other deferred payments earned during the life of a satellite under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder; (4) obligations to be satisfied by delivery of products or services, including under satellite capacity or bandwidth arrangements (whether or not classified and accounted for as a capitalized lease or as indebtedness for financial reporting purposes in accordance with GAAP); (5) Cash Management Services; (6) liabilities arising from Receivables dispositions consistent with clause (12) of the definition of “Asset Sale”; and (7) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been irrevocably defeased or irrevocably satisfied and discharged pursuant to the terms of such agreement.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Initial Lien” has the meaning assigned to it in Section 4.12.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Initial Post-Closing Transaction Documents” means the documents set forth in Part I to Schedule 1.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Notes or Additional Notes by the Company.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit H hereto.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.

“Interest Payment Date” means each June 25 and December 25 of each year, and with the final Interest Payment Date being December 31, 2027 instead of December 25, 2027.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. or BBB- (or the equivalent) by S&P Global Ratings, or any equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person (1) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including Guarantees), (b) advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors in the ordinary course of business) or (c) purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any such other Person and (2) investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in clause (1) of this definition to the extent that such transactions involve the transfer of cash or other property; provided that Investments shall not include:

(1)	intercompany receivables and payables (including with Unrestricted Subsidiaries) in the ordinary course of business in exchange for goods and services on an arm’s length basis;

(2)	Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(3)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(4)	an acquisition of assets, property, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of Section 4.07:

(1)	“Investment” will include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such designation; and

(2)	any assets or property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means June 25, 2020.

“Issuer” means the Company together with all successors thereto.

“Joinder Agreement” means the joinder to the First Lien Intercreditor Agreement substantially in the form of Annex II to the First Lien Intercreditor Agreement.

“Junior Lien” means a Lien granted, or purported to be granted, by a Security Document to the applicable Junior Lien Debt Representative, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Junior Lien Obligations.

“Junior Lien Debt” means any Funded Debt (including borrowings under any Junior Lien Documents) that is secured by a Junior Lien and that was permitted to be Incurred and permitted to be so secured under the applicable Junior Lien Documents; provided, that, (i) on or before such Funded Debt is Incurred by the Company or a Subsidiary Guarantor, such Funded Debt is designated by the Company as “Junior Lien Debt” for the purposes of the Junior Lien Documents in accordance with the Second Lien Intercreditor Agreement, and (ii) if such Funded Debt is the first series of Junior Lien Debt incurred after the Issue Date, the Junior Lien Debt Representative for such Funded Debt shall execute and deliver a Second Lien Intercreditor Agreement in accordance with the terms of this Indenture or, unless such Funded Debt is Incurred under an existing Junior Lien Document for any Series of Junior Lien Debt whose Junior Lien Debt Representative is already party to the Second Lien Intercreditor Agreement, the Junior Lien Debt Representative for such Funded Debt executes and delivers a joinder to the Second Lien Intercreditor Agreement in respect of and in accordance with the Second Lien Intercreditor Agreement. For the avoidance of doubt, Hedging Obligations secured by a Junior Lien do not constitute Junior Lien Debt but may constitute Junior Lien Obligations.

“Junior Lien Debt Representative” means, in the case of any Series of Junior Lien Debt, the duly authorized collateral agent, trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt or is appointed as a representative for such Junior Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, and who has executed the Second Lien Intercreditor Agreement or any joinder thereto, together with its successors and assigns in such capacity.

“Junior Lien Documents” means any indenture, notes, credit agreement or other agreement or instrument pursuant to which any Junior Lien Debt is Incurred and the Junior Lien Security Documents.

“Junior Lien Obligations” means any Junior Lien Debt and all other Obligations in respect of Junior Lien Debt, including any post-petition interest whether or not allowable, and all guarantees of any of the foregoing; provided such Lien is permitted to be incurred under this Indenture; provided, further, that the holders of such Indebtedness or their Junior Lien Debt Representative shall become party to the Second Lien Intercreditor Agreement or any joinder thereto.

“Junior Lien Secured Parties” means the holders of Junior Lien Obligations and each Junior Lien Debt Representative.

“Junior Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, consent or direct arrangements, or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon Collateral in favor of the applicable Junior Lien Debt Representative, for the benefit of the holders of Junior Lien Secured Parties, including, without limitation, the Second Lien Intercreditor Agreement, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Legal Defeasance” has the meaning assigned to such term in Section 8.02.

“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset or property and any filing of or agreement to give any financing statement under the UCC or PPSA(or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any acquisition or other Investment permitted under this Indenture by the Company or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (2) any repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of repayment (or similar notice) has been issued.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/ or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Net Cash Proceeds” means the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of principal of, premium, if any, and interest on Indebtedness required (other than pursuant to Section 4.10(b)) to be paid as a result of such transaction, any costs associated with unwinding any related Hedging Obligations in connection with such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset or property disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Subsidiary Guarantor immediately prior to such date of determination.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)           as to which neither Company nor any Subsidiary Guarantor (i) provides credit support or financial assistance of any nature whatsoever (including any undertaking, agreement or instrument which would constitute Indebtedness), or (ii) is liable (directly or indirectly, contingently or otherwise); and

(2)           default with respect to which (including any rights which the holders thereof may have to take enforcement action) would not permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Subsidiary Guarantor to declare a default on such other Indebtedness or cause a payment thereof to be accelerated or payable prior to its stated maturity.

“Non-Recourse Subsidiary” means a Subsidiary of the Company (excluding a Restricted Subsidiary) which has been designated as a Non-Recourse Subsidiary in accordance with this Indenture, and which Subsidiary does not have outstanding any Indebtedness other than Non-Recourse Debt and Permitted Debt owing to the Company or any Restricted Subsidiary as permitted under this Indenture.

“Non-U.S. Person” means a Person that is not a “U.S. person,” as defined in Regulation S.

“Noteholder Direction” has the meaning assigned to it in Section 6.02(d).

“Notes” has the meaning assigned to such term in the Recitals. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture; provided that if any Additional Notes subsequently issued are not fungible with any Notes previously issued for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP or ISIN number, as applicable. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the holders of the Notes from time to time.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premiums, penalties, fees, expenses, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, payable by the Company or Subsidiary Guarantors under the documentation governing any Indebtedness.

“OECD” means the Organisation for Economic Co-operation and Development.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Controller, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or a direct or indirect parent of the Company.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“OID Legend” means the legend set forth in Exhibit I.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Pari Passu Lien Credit Facility Obligations” has the meaning assigned to such term in the definition of “Pari Passu Lien Obligations.”

“Pari Passu Indebtedness” means Indebtedness that ranks pari passu in right of payment to the Notes or, with respect to any Subsidiary Guarantor, such Subsidiary Guarantor’s Subsidiary Guarantee.

“Pari Passu Lien” means a Lien granted, or purported to be granted, pursuant to a Pari Passu Lien Security Document to the applicable Authorized Representative, at any time, upon any property of the Company or any Subsidiary Guarantor to secure any Pari Passu Lien Obligations.

“Pari Passu Lien Debt” means (1) the Notes issued on the Issue Date commencing on the date on which the Notes are secured by Pari Passu Liens and the 2023 Senior Secured Notes, (2) any Additional Notes and any additional notes issued under the 2023 Senior Secured Notes Indenture, (3) the Indebtedness under the Senior Credit Facilities and (4) any other Funded Debt (including borrowings under any other Pari Passu Lien Documents) that is secured by a Pari Passu Lien and that was permitted to be Incurred and permitted to be so secured under the applicable Pari Passu Lien Documents; provided, that, in the case of this clause (4), (a) on or before such Funded Debt is Incurred such Funded Debt is designated by the Company as “Pari Passu Lien Debt” for the purposes of an officer’s certificate executed and delivered in accordance with the First Lien Intercreditor Agreement, and (b) unless such Funded Debt is Incurred under an existing Pari Passu Lien Document for any Series of Pari Passu Lien Debt whose Authorized Representative is already party to the First Lien Intercreditor Agreement, the Authorized Representative for such Funded Debt executes and delivers a joinder to the First Lien Intercreditor Agreement in respect of and in accordance with the First Lien Intercreditor Agreement. For the avoidance of doubt, Hedging Obligations secured by a Pari Passu Lien do not constitute Pari Passu Lien Debt but may constitute Pari Passu Lien Obligations.

“Pari Passu Lien Documents” means this Indenture, the Senior Credit Facilities and any other indenture, notes, credit agreement or other agreement or instrument pursuant to which any Pari Passu Lien Debt is Incurred and the Pari Passu Lien Security Documents.

“Pari Passu Lien Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Subsidiary Guarantees and the Security Documents.

“Pari Passu Lien Obligations” means, collectively, (1) the Pari Passu Lien Notes Obligations, (2) Secured Obligations (as defined in the Senior Credit Facilities) with respect to the Senior Credit Facilities (the “Pari Passu Lien Credit Facility Obligations”), (3) all Obligations in respect of the 2023 Senior Secured Notes, and (4) and all other Obligations in respect of each Series of Pari Passu Lien Debt, including any post-petition interest whether or not allowable, and all guarantees of any of the foregoing.

“Pari Passu Lien Secured Parties” means (1) the Senior Credit Facility Secured Parties, (2) the Notes Secured Parties, (3) the 2023 Senior Secured Notes Secured Parties and (4) the holders of any other Pari Passu Lien Obligations and each Authorized Representative thereof.

“Pari Passu Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, consent or direct arrangements, or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon Collateral in favor of the respective Authorized Representative, for the benefit of any of the applicable Pari Passu Lien Secured Parties, including, without limitation the First Lien Intercreditor Agreement, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Paying Agent” refers to a Person engaged by the Issuer to perform the obligations of the Trustee in respect of payments to be made or funds to be held hereunder in respect of the Notes.

“Performance References” means the Company or any one or more of the Subsidiary Guarantors.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Debt” has the meaning assigned to such term in Section 4.09(b).

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company or a Restricted Subsidiary; provided that (i) the amount of Investments made by the Company and the Subsidiary Guarantors in Restricted Subsidiaries that are not Subsidiary Guarantors that are at that time outstanding, having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment, together with the amount of Investments in Persons that do not become Subsidiary Guarantors pursuant to clause (2) of this definition does not exceed the greater of (x) $200.0 million and (y) 3.25% of Total Assets and (ii) the amount of Investments made pursuant to this clause (1) and clause (2) below in Persons that do not become Subsidiary Guarantors, together with the amount of Investments made pursuant to clause (14) of this definition, shall not exceed $350.0 million in the aggregate;

(2)	any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if, as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer, conveyance or liquidation; provided, further, that (i) the amount of Investments made by the Company and the Restricted Subsidiaries in Persons that do not become Subsidiary Guarantors that are at that time outstanding, having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment, together with the amount of Investments in Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to clause (1) of this definition does not exceed the greater of (x) $200.0 million and (y) 3.25% of Total Assets and (ii) the amount of Investments made pursuant to this clause (2) and clause (1) above in Persons that do not become Subsidiary Guarantors, together with the amount of Investments made pursuant to clause (14) of this definition, shall not exceed $350.0 million in the aggregate;

(3)	cash and Cash Equivalents, and Investments that were Cash Equivalents when made;

(4)	receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or such other concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	commission, payroll and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Company or any Restricted Subsidiary for business-related travel and entertainment expenses, moving and relocation expenses and similar expenses, in each case in the ordinary course of business;

(7)	loans or advances to, or guarantees of Indebtedness of, officers, directors, employees, managers, consultants and independent contractors of the Company or any Restricted Subsidiary in an aggregate amount not in excess of $10.0 million at any one time outstanding;

(8)	any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)	in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b)	in satisfaction of judgments or received in compromise, settlement or resolution of obligations of trade creditors, customers, dealers or distributors that were incurred in the ordinary course of business or of any litigation, arbitration or other dispute; or

(c)	as a result of a foreclosure or other remedial action by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any Investment in default;

(9)	Investments made as a result of (a) the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; provided that, to the extent that the assets sold in such Asset Sale were part of the Collateral and the assets received as non-cash consideration are required to be pledged as collateral pursuant to the Senior Credit Facilities, such assets will be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof; or (b) any other disposition of assets or property not constituting an Asset Sale;

(10)	any Investment (a) in existence on the 2023 Senior Secured Notes Issue Date, (b) made pursuant to binding commitments in effect on the 2023 Senior Secured Notes Issue Date, or (c) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (b) or (c), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended, except as contemplated pursuant to the terms of such Investment in existence on the 2023 Senior Secured Notes Issue Date or as otherwise permitted under this definition or under Section 4.07;

(11)	(A) Hedging Obligations, Cash Management Services and Guarantees permitted under Section 4.09; and (B) Permitted Bond Hedge Transactions that constitute Investments;

(12)	intercompany current liabilities owed to Unrestricted Subsidiaries or Permitted Joint Ventures Incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries;

(13)	Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(14)	Investments by the Company or any of its Restricted Subsidiaries, when taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding, having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment, not to exceed the greater of (x) $200.0 million and (y) 3.25% of Total Assets; provided that the amount of Investments made pursuant to this clause (14), together with the amount of Investments made in Persons that do not become Subsidiary Guarantors pursuant to clause (1) and (2) of this definition, shall not exceed $350.0 million in the aggregate;

(15)	Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(16)	Investments expressly required pursuant to Pari Passu Lien Documents;

(17)	Guarantees permitted by Section 4.09;

(18)	Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of the business of the Company and its Subsidiaries;

(19)	Investments of a Restricted Subsidiary or the Company acquired after the 2023 Senior Secured Notes Issue Date or of an entity merged into or consolidated with the Company or a Restricted Subsidiary after the 2023 Senior Secured Notes Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(20)	Investments in the Company or any Restricted Subsidiary in connection with any reorganization or activity undertaken as part of a bona fide tax planning transaction; provided that:

(i)         all of the steps in such transaction are completed substantially concurrently (except for any continuing Investment permitted by part (iii) below);

(ii)        after giving effect to such transaction, all of the entities involved in such transaction are solvent or have no material liabilities (other than intra-group liabilities); and

(iii)       after giving effect to such transaction: (A) any continuing Investment resulting from such transaction qualifies as a Permitted Investment under another paragraph of this definition, (B) the security interest in the Collateral in respect of the Pari Passu Lien Debt, taken as a whole, is not impaired in any material respect (as determined by the Company in good faith) and (C) no Default or Event of Default has occurred and is continuing;

(21)         any repurchase of Indebtedness not constituting Subordinated Obligations; and

(22)         Investments made with respect to any Permitted Joint Venture (or any Person which upon the making of such Investment becomes a Permitted Joint Venture), when taken together with all other Investments made pursuant to this clause (22) since the 2023 Senior Secured Notes Issue Date that are at that time outstanding, having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment not to exceed the greater of (x) $250.0 million and (y) 5.0% of Total Assets.

“Permitted Joint Venture” means any other Person (other than a Restricted Subsidiary) in which the Company or any of its Restricted Subsidiaries has made a Permitted Investment or any Investment permitted to be made pursuant to Section 4.07 (or Subsidiary of such Person), which Person is engaged in a Similar Business and in respect of which the Company or any of its Restricted Subsidiaries beneficially owns at least 10.0% of the Capital Stock of such Person.

“Permitted Liens” means, with respect to any Person:

(1)	(a) Liens on Collateral Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (1) of Section 4.09(b) and obligations secured ratably thereunder; provided that, to the extent such Liens are (x) Pari Passu Lien Obligations, such Lien will be subject to the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement (if any) and (y) Junior Lien Obligations, such Liens will be subject to the Second Lien Intercreditor Agreement; and (b) Liens on Collateral Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (2)(b) of Section 4.09(b) and obligations secured ratably thereunder;

(2)	Liens Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (4) of Section 4.09(b) and obligations secured ratably thereunder; provided, that such Liens extend only to the assets, property and/or Equity Interests, the acquisition, design, development, lease, construction, repair, replacement, maintenance, installation, improvement or insurance of which is financed thereby and any replacements, upgrades, additions, accessions and improvements thereto and any income or profits thereof and any contracts, licenses, consents, permits, authorizations, services or insurance policies relating thereto (and including, in each case, the proceeds thereof);

(3)	Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or Liens to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds, or as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(4)	Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, suppliers’, vendors’, materialmen’s, repairmen’s, construction contractors’, mechanics’ or other like Liens, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect as determined in good faith by management of the Company;

(5)	Liens for taxes, assessments or other governmental charges or levies (i) which are not yet due and delinquent, (ii) which are being contested in good faith by proper legal proceedings or (iii) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect as determined in good faith by the Company;

(6)	Liens to secure surety, stay, appeal, bid, indemnification, warranty, release, performance or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances or similar obligations in the ordinary course of business, or Liens with respect to insurance premium financing;

(7)	survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8)	Liens securing Hedging Obligations, Cash Management Services and other bank products so long as any related Indebtedness is permitted to be Incurred under this Indenture;

(9)	leases, licenses, subleases, sublicenses, occupancy agreements or assignments of assets or real or personal property (including, without limitation, real property and intellectual property rights);

(10)	judgment and attachment Liens and Liens arising by reason of a court order or decree and notices of lis pendens and associated rights related to litigation being contested in good faith, in each case not giving rise to an Event of Default;

(11)	Liens (A) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (B) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, or (C) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(12)	Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off, revocation, refund or chargeback or similar rights and remedies as to deposit or securities accounts or other funds or instruments maintained with a depositary institution; provided that:

(a)	such deposit or securities account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit or securities account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(13)	Liens arising from UCC or PPSA financing statement (or equivalent) filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(14)	Liens existing on the 2023 Senior Secured Notes Issue Date (other than Liens permitted under clauses (1) (which clause (1) includes Liens Incurred to secure Indebtedness under the Senior Credit Facilities and the 2023 Senior Secured Notes) and clause (18) (which clause (18) includes Liens Incurred to secure Indebtedness in respect of the Notes) of this definition);

(15)	Liens on assets, property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary or is merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary; provided, however, that such Liens were not Incurred in connection with, or in contemplation of, such event; provided further, however, that any such Lien may not extend to any other property owned by the Company or any other Restricted Subsidiary;

(16)	Liens on assets or property (including Equity Interests) at the time the Company or a Restricted Subsidiary acquires the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens were not Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens do not extend to any other property owned by the Company or any other Restricted Subsidiary;

(17)	Liens securing Indebtedness or other obligations of the Company owing to a Restricted Subsidiary, or of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(18)	Liens securing Obligations in respect of the Notes and the Subsidiary Guarantees or any Refinancing Indebtedness in respect thereof (but excluding any Additional Notes and related guarantees);

(19)	Liens securing Indebtedness Incurred to refinance, refund, replace, defease, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (8), (14), (15), (16), (18) and (19) of this definition or securing Refinancing Indebtedness Incurred pursuant to clause (14) of Section 4.09(b); provided that any such Lien is limited to all or part of the same property or assets (plus any additions, improvements, accessions, replacements, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of assets or property that is the security for a Permitted Lien hereunder;

(20)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; and Liens or rights of distress reserved in or exercisable under leases for payment of rent or other compliance with the terms of such lease;

(21)	Liens in favor of the Company or any Restricted Subsidiary;

(22)	Liens securing Indebtedness or other obligations in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $100.0 million and (y) 2.5% of Total Assets;

(23)	other Liens incurred in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(24)	Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Company or any of its Restricted Subsidiaries from incurring or creating Liens on their assets or property;

(25)	Liens on deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements and Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(26)	Liens on satellite assets and other work-in-progress related to a sale contract with a customer securing the obligations of the Company or any Restricted Subsidiary under such sale contract and Liens encumbering property under construction arising from progress or partial payments made by a customer of such Person relating to such property;

(27)	Liens on Receivables (including any deposit account in which any collections from such Receivables are deposited; provided that the only monies deposited to any such deposit account shall be collections from such Receivables); provided that such Receivables are the subject matter of a securitization that is an Asset Sale under clause (12) of such definition;

(28)	the Liens granted to Her Majesty the Queen in Right of Canada, Canadian Space Agency, by the RADARSAT-2 Master Agreement, effective December 10, 1998, over tangible and intangible property relating to the RADARSAT-2 remote sensing space system, wherever located;

(29)	the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not reduce the value of the assets of the Person or materially interfere with the use of such assets in the operation of the business of the Person;

(30)	applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and do not reduce the value of the assets of the Person or materially interfere with the use of such assets in the operation of the business of the Person;

(31)	the right reserved to or vested in any governmental or regulatory authority by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of the Person, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(32)	the right reserved to or vested in any government or subdivision or agency thereof, by the terms of any permit, license, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, authorization, franchise, privilege, grant, waiver, exemption and other similar concession (a “Permit”) acquired by such Person or by any law, to terminate any such Permit or to require annual or other payments as a condition to the continuance thereof;

(33)	the encumbrance resulting from the pledge or deposit of cash, letters of credit or securities:

(i)	in connection with any of the Liens referred to in clause (4), (5) or (10) of this definition pending a final determination as to the existence or amount of any obligation referred to therein;

(ii)	in connection with contracts, bids, tenders, leases or expropriation proceedings; or

(iii)	to secure workers compensation, employment insurance or other social security benefits, pension or post-retirement benefits, liabilities to insurance carriers under insurance or self-insurance arrangements, surety or appeal bonds, performance bonds, costs of litigation when required by Law and public and statutory obligations;

and any right or refund, set-off or charge-back available to any bank or other financial institution (including under any consolidated banking, mirrored account or similar arrangement);

(34)	security given to a public utility or any other government or subdivision or agency thereof when required by such utility or other government or subdivision or agency thereof in connection with the operations of such Person in the ordinary course of its business and not securing Indebtedness;

(35)	the reservations, limitations, provisos and conditions, if any, expressed in any grants from any public authority, and statutory exceptions to title;

(36)	Liens granted in the ordinary course of business on commercially reasonable terms as part of Permits or arrangements under material contracts to secure the return of assets;

(37)	Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection (or comparable non-U.S. liens), (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry or (iii) incurred in connection with a cash management program established in the ordinary course of business on the cash subject to such program;

(38)	undetermined or inchoate Liens incidental to current operations which have not at such time been filed;

(39)	Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Company or its Restricted Subsidiaries in the ordinary course of business; and

(40)	Liens on the Capital Stock of Permitted Joint Ventures to secure Indebtedness of such Permitted Joint Ventures or arising under or pursuant to any joint venture agreement, stockholders agreement, partnership agreement, LLC agreement or similar agreement.

For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (1) of this definition (giving effect to the Incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (1) of this definition and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Position Representation” has the meaning assigned to it in Section 6.02(d).

“Post-Closing Lien Searches” means the lien searches in the jurisdictions and for the companies set forth in Part III of Schedule 1.

“PPSA” means, as the context requires in respect of an asset or jurisdiction, the Personal Property Security Act (or equivalent statute) applicable to any security interest granted in such asset or otherwise applicable in such jurisdiction.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Premises” means owned real properties required to be subject to a mortgage lien that form a portion of the Collateral (including all after-acquired real property that is not an Excluded Asset).

“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, metric, basket or covenant under this Indenture, including the Consolidated Coverage Ratio and the Consolidated Total Debt Ratio, and the calculation of Consolidated EBITDA or Total Assets of any Person and its Restricted Subsidiaries as of any period or date, that pro forma effect will be given to any acquisition, merger, amalgamation, consolidation or Investment, any Incurrence, assumption, repayment or redemption of Indebtedness (including Indebtedness Incurred, assumed, repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, metric, basket or covenant is being calculated), all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Restricted Subsidiary, in each case that has occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, metric, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within 18 months after the consummation of the action as if such cost savings, expense reductions, improvements and synergies occurred on the first day of the Reference Period; provided that the aggregate amount added back pursuant to clause (x) shall not exceed 10% of Consolidated EBITDA for such period (determined prior to giving effect to such all such adjustments) and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period.

For purposes of making any computation referred to above:

(1)	if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term in excess of 12 months and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term);

(2)	interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Company or a direct or indirect parent of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(3)	interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Company may designate; and

(4)	interest on any Indebtedness under a revolving credit facility or a receivables financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximum commitments under such revolving facility as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such revolving facility on such date).

Any pro forma calculation may include, without limitation, adjustments calculated in accordance with Regulation S-X under the Securities Act, and adjustments calculated to give effect to any Run Rate Adjustments.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of property or assets, whether or not secured, provided that any Lien incurred in respect of such obligation shall not extend to any property or assets other than the property or assets acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.

“Rating Agency” means (1) each of S&P Global Ratings and Moody’s Investors Service, Inc. or (2) if any of S&P Global Ratings or Moody’s Investors Service, Inc. ceases to rate the Notes, a nationally recognized statistical rating agency selected by the Company as a replacement agency for S&P Global Ratings or Moody’s Investors Service, Inc., as the case may be.

“Ratio Debt” has the meaning assigned to such term in Section 4.09(a).

“Receivables” means (1) satellite orbital incentive payments payable to the Company or any Restricted Subsidiary under satellite purchase agreements and any other contingent payments related to satellite construction projects or (2) any accounts receivable owed to the Company or any Subsidiary of the Company (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivable (as determined in good faith by the Company) and which, in each case, are sold, conveyed, assigned or otherwise transferred or in which a security interest is granted by the Company or a Subsidiary of the Company to a Person that is not a Subsidiary of the Company.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, redeem, retire, repay or extend (including pursuant to any defeasance or discharge mechanism) (or successive refundings, refinancings, replacements, exchanges, renewals, repayments or extensions) as a whole, or in part, of any Indebtedness existing on the 2023 Senior Secured Notes Issue Date (but excluding any 2023 Senior Secured Notes refunded, refinanced, replaced, exchanged, renewed, redeemed, retired, repaid or extended on or prior to the Issue Date) or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary, Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary or Indebtedness of any Subsidiary Guarantor that refinances Indebtedness of the Company or any Subsidiary Guarantor) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)	(a) the refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced;

(2)	the refinancing Indebtedness has an Average Life at the time such refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)	such refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, defeasance costs or premiums (including tender premiums) required by the instruments governing such existing Indebtedness and fees, underwriting discounts and other costs and expenses incurred in connection therewith);

(4)	if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms not materially less favorable, when taken as a whole, to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

(5)	refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor; and

(6)	to the extent such refinancing Indebtedness is Secured Indebtedness, the Liens securing such refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 10 or December 10 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Regulation S Legend” means the legend set forth in Exhibit E.

“Reinstatement Date” has the meaning assigned to such term in Section 4.21(a).

“Reliance and Enforcement Agreement” has the meaning assigned to such term in the definition of “Convertible Debentures.”

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary or any Non-Recourse Subsidiary.

“Restructuring Charges” means all charges, accruals, reserves, costs and expenses caused by or attributable to (a) any restructuring, relocation, reconfiguration, conversion, consolidation, closure, start-up, integration, termination, cost saving initiative, business optimization or transition of any business, facility, function, product, equipment or other asset or property or in respect of any acquisition, disposition or other transaction, (b) any recruiting, signing, retention or completion bonus or severance, relocation, restructuring or curtailment costs in each case for any future, current or former officers, directors, employees, managers, consultants or independent consultants or (c) any modifications to pension and post-retirement benefit plans or arrangements.

“Revolver Amendment” has the meaning assigned to such term in the definition of “Senior Credit Facilities.”

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit G hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the United States Securities and Exchange Commission.

“Secondary Post-Closing Transaction Documents” means the documents set forth in Part II to Schedule 1.

“Second Lien Intercreditor Agreement” means a second lien intercreditor agreement substantially in the form of Exhibit J hereto (with such changes to such form as may be reasonably acceptable to the Company, the Bank Collateral Agent, the Trustee and the Notes Collateral Agent), among the Trustee, the Notes Collateral Agent, the Bank Administrative Agent, the Bank Collateral Agent, the applicable Junior Lien Debt Representative and each additional representative in respect of any Junior Lien Debt and/or a Series of Pari Passu Lien Debt from time to time party thereto and acknowledged and agreed to by the Company, as it may be amended, modified, renewed, restated or replaced, in whole or in part, from time to time

“Secured Indebtedness” means any Consolidated Debt of the Company or any of its Restricted Subsidiaries secured by a Lien on property or assets of the Company or any of its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means each of the security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, consent or direct arrangements, or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon Collateral in favor of the Notes Collateral Agent.

“Senior Credit Facilities” means the credit facilities comprised of (a) a revolving facility in the initial aggregate principal amount of $500.0 million (the “Revolving Facility”) and (b) a term B facility in an aggregate principal amount outstanding as of the Issue Date of $1,960 million (the “Term B Facility”) pursuant to the Restated Credit Agreement, dated as of October 5, 2017, by and among the Company, as the borrower, the lenders party thereto from time to time and Royal Bank of Canada, as Administrative Agent (in such capacity, the “Bank Administrative Agent”) and as Collateral Agent (in such capacity, the “Bank Collateral Agent”), as amended through the Issue Date, as the same may be further amended, restated, supplemented, modified, renewed, extended, refunded, restructured; replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder; provided that such additional Indebtedness is Incurred in accordance with Section 4.09), and in each case including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Senior Credit Facility Secured Parties” means “Secured Parties” as defined in the Senior Credit Facilities.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Pari Passu Lien Debt” means, each of (i) the Pari Passu Lien Notes Obligations, (ii) the Pari Passu Lien Credit Facility Obligations, (iii) all Obligations in respect of the 2023 Senior Secured Notes and the guarantees and security documents in respect thereof and (iv) all other Obligations in respect of Pari Passu Lien Debt incurred pursuant to any Pari Passu Lien Document, which pursuant to any joinder agreement to the First Lien Intercreditor Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Pari Passu Lien Debt).

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business or other activities that are similar, reasonably related, incidental, complementary or ancillary thereto, or that constitute an extension, development or expansion thereof.

“Special Subsidiary” means a Subsidiary of the Company that is neither a Non-Recourse Subsidiary nor a Wholly Owned Subsidiary.

“Special Subsidiary Percentage” means, with respect to a specified Special Subsidiary, the percentage of the issued and outstanding Equity Interests of such Special Subsidiary held directly or indirectly by the Company.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement on customary market terms (as determined by the Company in good faith); and, for greater certainty, such subordination agreement shall contain (A) a standstill period of at least 120 days which restricts the ability of the subordinated creditor to accelerate the subordinated obligations (except as may be necessary to preserve or prove claims in bankruptcy or insolvency proceedings) and to initiate bankruptcy or insolvency proceedings and (B) customary turnover provisions.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Successor Company” has the meaning assigned to such term in Section 5.01(a)(1).

“Successor Guarantor” has the meaning assigned to such term in Section 5.01(b)(1).

“Suspended Covenants” has the meaning assigned to such term in Section 4.21(b).

“Suspension Date” has the meaning assigned to such term in Section 4.21(a).

“Suspension Period” has the meaning assigned to such term in Section 4.21(b).

“Tax Excluded Subsidiary” means, (a) a Restricted Subsidiary that (i) is a CFC, (ii) is a direct or indirect Subsidiary of a CFC or (iii) is a FSHCO, (b) any other Restricted Subsidiary with respect to which providing a Subsidiary Guarantee would result in the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction (as reasonably determined by the Company) and (c) any other Restricted Subsidiary with respect to which providing a Subsidiary Guarantee would otherwise result in material adverse tax consequences (as reasonably determined by the Company).

“Term B Facility” has the meaning assigned to such term in the definition of “Senior Credit Facilities.”

“Total Assets” means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent internal consolidated balance sheet of the Company, determined on a Pro Forma Basis.

“Transaction Election” has the meaning assigned to such term in Section 1.02(b).

“Transaction Test Date” has the meaning assigned to such term in Section 1.02(b).

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 25, 2024; provided, however, that if the period from the redemption date to June 25, 2024 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 25, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“UCC” means, as the context requires in respect of an asset or jurisdiction, the Uniform Commercial Code applicable to any security interest granted in such asset or otherwise applicable in such jurisdiction.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company or any direct or indirect parent of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S.-Owned Assets” means assets owned by the United States Department of Defense or any other agency of the United States government, and any assets that are qualified as classified assets by any applicable Laws of the United States of America.

“U.S. Subsidiary” means any Restricted Subsidiary organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Verification Covenant” has the meaning assigned to it in Section 6.02(e).

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02.      Rules of Construction. (a) Unless the context otherwise requires or except as otherwise expressly provided,

(1)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2)            “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(3)            “or” is not exclusive;

(4)            “including” is not limiting;

(5)            words in the singular include the plural, and in the plural include the singular;

(6)            all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(7)            references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(8)            in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may divide and classify such transaction as it, in its sole discretion, determines.

(b)              Notwithstanding anything in this Indenture to the contrary, when (i) calculating any applicable ratio in connection with the Incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted, the repayment of Indebtedness or for any other purpose, (ii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iii) determining compliance with any representations and warranties and any other condition precedent to any action or transaction, in each case of clauses (i) through (iii) in connection with a Limited Condition Transaction, the date of determination of such ratio, whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, a “Transaction Election”), be deemed to be the date of declaration of such Restricted Payment or the date that the definitive agreement for such Restricted Payment, Investment, acquisition, Asset Sale or Incurrence, repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is entered into, the date a public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or the date of such notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is given to the holders of such Indebtedness, Disqualified Stock or Preferred Stock (any such date, the “Transaction Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof), with such ratios, absence of defaults, satisfaction of conditions precedent and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which internal financial statements for each quarter or fiscal year in such period are available, the Company could have taken such action on the relevant Transaction Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed to have been satisfied as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions. If the Company has made a Transaction Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction or otherwise on or following the relevant Transaction Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For purposes of any calculation pursuant to this paragraph of the Consolidated Coverage Ratio, Consolidated Interest Expense may be calculated using an assumed interest rate for the Indebtedness to be Incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith.

Article 2
The Notes

Section 2.01.      Form, Dating and Denominations; Legends. (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange or usage. The Initial Notes will be initially represented by Global Notes. Each Note will be dated the date of its authentication. The Notes will be issuable in minimum denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof. The Notes shall be known and designated as “7.54% Senior Secured Notes due 2027” of the Issuer.

(b)             (1)             Except as otherwise provided in paragraph (c), Section 2.10(b)(3), Section 2.10(c) or Section 2.09(b)(4), each Initial Note or Additional Note will bear the Restricted Legend or Regulation S Legend, as the case may be.

(2)            Each Global Note, whether or not an Initial Note or Additional Note, will bear a legend in substantially the form of the DTC Legend.

(3)            Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(4)            Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(5)            Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(6)            Notes issued with original issue discount shall bear a legend in substantially the form of the OID Legend.

(c)              If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend or the Regulation S Legend, as the case may be, is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend or the Regulation S Legend, as the case may be, and the Trustee will comply with such instruction.

(d)              By its acceptance of any Note bearing the Restricted Legend or the Regulation S Legend, as the case may be (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend or in the Regulation S Legend, as the case may be, and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02.      Execution and Authentication; Additional Notes. (a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)              A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature of the Trustee on a Note will be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.

(c)              At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver:

(1)            Notes for original issue on the Issue Date in the aggregate principal amount of $150,000,000, and

(2)            Additional Notes from time to time for original issue after the Issue Date in aggregate principal amounts specified by the Issuer, subject to the terms of this Indenture,

in each case upon a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”). The Authentication Order shall, in the case of any issuance of Additional Notes, specify the aggregate principal amount of Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes will be in the form of Global Notes or Certificated Notes.

(d)              In case the Issuer shall be consolidated or merged with or into or wound up into any other Person or shall sell, assign, convey, transfer or otherwise dispose of all or substantially all of the assets and properties of the Issuer and its Restricted Subsidiaries, taken as a whole, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer shall have been merged or wound up into, or the Person which shall have received a sale, assignment, conveyance, transfer or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 5, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon a written order of the successor Person signed by an Officer of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02(d) in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

Section 2.03.      Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Issuer and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Issuer initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The appointment of an Authenticating Agent shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

(b)              The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes and will promptly notify the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Payment Default (as defined below), upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04.      Replacement Notes. If a mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receive evidence to their satisfaction of the loss, destruction or theft of any Note, the Issuer will issue and the Trustee will, upon receipt of an Authentication Order, authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of this Indenture. The Holder must furnish an indemnity or security that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Issuer to protect the Issuer, the Trustee and any Agent from any loss they may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their fees and expenses in replacing a Note, including any amounts to cover any tax or assessment. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such replacement Note.

Section 2.05.      Outstanding Notes. (a)  Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1)            Notes cancelled by the Trustee or delivered to it for cancellation;

(2)            any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

(3)            on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay Notes payable on that date.

(b)              A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder (other than in respect of any action pursuant to Section 9.02 that requires the consent of each Holder of an affected Note), Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith shall not be so disregarded and shall be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06.      Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee will, upon receipt of an Authentication Order, authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuer will execute and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07.      Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and dispose of all canceled Notes in accordance with its normal procedures and upon receipt of a written direction from the Issuer directing it to cancel any such Notes. Upon the written request of the Issuer, the Trustee shall deliver copies of such canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08.      CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and/or “ISIN” numbers, and the Trustee will use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuer will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.09.      Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons. The Trustee shall maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes. Upon request from the Issuer, the Registrar shall provide the Issuer with a copy of such Register.

(b)             (1)             The Notes shall initially be issued in the form of one or more Global Notes. Each Global Note will be registered in the name of the Depositary for such Global Note or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)            Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.09(b)(4), (ii) if the Issuer in its sole discretion determines that any Global Note (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee, and (iii) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) if required to do so pursuant to any applicable law or regulation, by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and the Registrar and in compliance with this Section and Section 2.10.

(3)            Members of, or participants in, the Depositary (“Agent Members”) will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever, including but not limited to notices and payments. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. Notwithstanding anything to the contrary contained herein, any notice to be delivered to DTC (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee or the Issuer in accordance with applicable procedures of DTC.

(4)            If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 120 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from Holders of a majority of the aggregate principal amount of outstanding Notes, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes as provided by the Issuer in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and upon completion of full exchange of the positions in the Global Notes, the Global Note will be canceled. If such Global Note does not bear the Restricted Legend or the Regulation S Legend, as the case may be, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend or the Regulation S Legend, as the case may be. If such Global Note bears the Restricted Legend or the Regulation S Legend, as the case may be, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend or the Regulation S Legend, as the case may be.

(c)               Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d)              A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that:

(x)       no such transfer or exchange will be effective until it is registered in such register; and

(y)      neither the Trustee nor the Issuer will be required (i) to issue, register the transfer of or exchange any Note for a period beginning (1) 15 days before the mailing of a notice of redemption of Notes or an Offer to Purchase or (2) 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents may deem and treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), including without limitation the transfer or exchange of such Note, and none of the Issuer, the Trustee or any Agent shall be affected by notice to the contrary.

(e)               The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the applicable procedures of the Depositary. No written request with respect to any such transfer shall be required to be delivered to the Trustee pursuant to Section 2.09(d) to effect the transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note.

(f)               From time to time the Issuer will execute and the Trustee will, upon receipt of an Authentication Order, authenticate Global Notes and Certificated Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.09.

(g)              No service charge will be imposed in connection with any registration of any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)(y)).

(h)                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)                 (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)            Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)            Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4)            Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10.      Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section, Section 2.09 and Section 2.11, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)                 Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this Section 2.10(b) set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(3)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)            No certification is required.

(2)            The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)            The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Trustee or the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)            The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(c)                 No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Issuer has provided the Trustee with an Officer’s Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this Section 2.10(c) will not bear the Restricted Legend.

(d)                 The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11.      Offshore Global Notes. (a) Each Note originally sold in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Regulation S Legend. During the Restricted Period, beneficial interests in the Offshore Global Note may only be transferred to or for the account or benefit of Non-U.S. Persons, unless permitted by applicable law.

Article 3
Redemption; Offer to Purchase

Section 3.01.      Optional Redemption.

(a)                 At any time prior to June 25, 2024, upon not less than ten nor more than 60 days’ prior notice delivered or mailed to each Holder or otherwise given in accordance with the procedures of the Depositary, the Company may redeem all or part of the Notes at a redemption price equal to 100.0% of the aggregate principal amount thereof plus the Applicable Premium calculated as of the date notice of such redemption is delivered, plus accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date).

(b)                 At any time prior to June 25, 2024, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings at a redemption price of 107.54% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date); provided that:

(1)            at least 50% of the aggregate principal amount of Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after each such redemption unless all such Notes are redeemed concurrently; and

(2)            such redemption occurs within 180 days after the closing of such Equity Offering.

(c)                 Except pursuant to clause (a) or (b) of this Section 3.01 or Section 4.14(e), the Notes will not be redeemable at the Company’s option prior to June 25, 2024.

(d)                 On and after June 25, 2024, the Company may, at its option, redeem all or, from time to time, a part of the Notes upon not less than ten nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date), if redeemed during the twelve-month period beginning on June 25, 2024 of the years indicated below:

Year	Percentage
2024	105.6550%
2025	103.770%
2026 and thereafter	101.885%

(e)                 Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Section 3.03 hereof.

(f)                 If the optional redemption date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such Regular Record Date.

(g)                 Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent. The redemption date of any redemption that is subject to the satisfaction of one or more conditions precedent may, at the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its discretion), or such redemption may not occur and any notice with respect to such redemption may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its discretion) by the redemption date, or by the redemption date so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions shall not have been satisfied (or waived by the Company in its discretion) by providing notice to the Holders.

Section 3.02.      Mandatory Redemption. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.03.      Method and Effect of Redemption. (a) If the Company elects to redeem Notes pursuant to Section 3.01 or Section 4.14(e), it shall furnish to the Trustee, at least two Business Days (or such shorter period as the Trustee may agree) before the notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.01 or Section 4.14(e), notification setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

(b)                 Notices of redemption must be delivered or mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, at least ten days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that, notwithstanding Section 3.01 and Section 4.14(e), redemption notices may be delivered or mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12 hereof.

(c)                 The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1)            the redemption date;

(2)            the redemption price;

(3)            the name and address of the Paying Agent;

(4)            Notes called for redemption must be surrendered to the Paying Agent in order to collect the redemption price;

(5)            on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6)            if any Note is redeemed in part only, on or after the redemption date, upon surrender of such Note for cancellation, a new Note equal in principal amount to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note; and

(7)            if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(d)                 If fewer than all of the Notes are being redeemed, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed and in such manner as complies with applicable legal requirements and, in the case of Global Notes, the procedures of the Depositary; provided that the selection of Notes for redemption shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000. The Trustee will notify the Company promptly of the Notes or portions of Notes selected for redemption, and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.

(e)                 Once notice of redemption is delivered or mailed to the Holders in accordance with Section 3.03(b), Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price, subject in each case to the satisfaction or waiver of any conditions to such redemption set forth in the notice of redemption in the case of a conditional redemption pursuant to Section 3.01(g). Commencing on the redemption date, Notes redeemed will cease to accrue interest. A notice of redemption, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver or mail a notice of redemption or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Upon surrender of any Note redeemed in part to the Trustee for cancellation, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to the Holder a new Note equal in principal amount to the unredeemed portion of the surrendered Note; provided that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.04.      Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company to purchase Notes that is required by Section 4.10 or Section 4.14. The Company will notify the Trustee at least two Business Days (or such shorter period as the Trustee may agree) prior to the commencement of an Offer to Purchase.

(b)                 The Company shall send or cause to be sent notices of an Offer to Purchase by first class mail, postage prepaid, or electronically, at least ten days but not more than 60 days before the purchase date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary. The Offer to Purchase shall be made to all Holders. The notice of an Offer to Purchase, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver or mail an Offer to Purchase or any defect in the notice to the Holder of any Note designated for purchase in whole or in part shall not affect the validity of the proceedings for the purchase of any other Note.

(c)                 The notice of an Offer to Purchase for an Asset Sale Offer must include or state the following:

(1)            that an Asset Sale Offer is being made pursuant to this Indenture;

(2)            the aggregate principal amount of the outstanding Notes and, if applicable, Pari Passu Indebtedness offered to be purchased by the Company pursuant to the Asset Sale Offer (the “Purchase Amount”);

(3)            the purchase price;

(4)            an expiration date for the Offer to Purchase (the “Expiration Date”) not less than ten days or more than 60 days after the commencement of the Asset Sale Offer, and a settlement date for purchase (the “Purchase Date”) not more than five Business Days after the Expiration Date;

(5)            a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in minimum amounts of $2,000 and in integral multiples of $1,000 in excess thereof only;

(6)            each Holder electing to tender a Note pursuant to the Asset Sale Offer will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent, as applicable, at the address specified in the notice, prior to the time specified in the notice on the Expiration Date in order to be accepted for purchase in the Offer to Purchase (any such Note being duly endorsed or accompanied by a duly executed written instrument of transfer);

(7)            interest on any Note not tendered, or tendered but not accepted for purchase by the Company pursuant to the Offer to Purchase, will continue to accrue;

(8)            on the Purchase Date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the Purchase Date;

(9)            Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company, the Depositary or the Paying Agent, as the case may be, not later than the time specified in the notice on the Expiration Date, setting forth the name of the Holder, the principal amount of the tendered Notes and a statement that the Holder is withdrawing its election to have such Notes purchased;

(10)            (i) if Notes and, if applicable, Pari Passu Indebtedness in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered or surrendered by the holders or lenders thereof and not duly withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if Notes and, if applicable, Pari Passu Indebtedness in an aggregate principal amount in excess of the Purchase Amount are duly tendered or surrendered by the holders or lenders thereof and not duly withdrawn pursuant to the Offer to Purchase, that the Trustee shall select the Notes to be purchased in the manner provided in this Indenture and, if applicable, the amount of Notes and Pari Passu Indebtedness accepted for purchase shall be determined on a pro rata basis based on the principal amount of Notes and Pari Passu Indebtedness accepted for purchase (with such adjustments as may be appropriate so that only Notes in minimum amounts of $2,000 or in integral multiples of $1,000 in excess thereof are purchased);

(11)            if any Note is purchased in part only, on or after the Purchase Date, upon surrender of such Note for cancellation, a new Note or new Notes equal in principal amount to the unpurchased portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note; and

(12)            if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of the Offer to Purchase and that the Holder should rely only on the other identification numbers printed on the Notes.

(d)                 If any Note is to be purchased in part only pursuant to an Offer to Purchase, any notice of purchase from any Holder that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

(e)                 Prior to the purchase date, the Company shall accept validly tendered Notes for purchase as required by the Offer to Purchase and deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase and directing the Trustee to cancel such Notes. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date, subject in each case to the satisfaction or waiver of any conditions to such purchase set forth in the Offer to Purchase in the case of a conditional offer pursuant to Section 4.14(f). Upon surrender of any Note purchased in part to the Trustee for cancellation, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to the Holder a new Note equal in principal amount to the unpurchased portion of the surrendered Note; provided that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

(f)                 If fewer than all of the Notes are being purchased, selection of the Notes for purchase will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed and in such manner as complies with applicable legal requirements and, in the case of Global Notes, the procedures of the Depositary; provided that the selection of Notes for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000. The Company will notify the Trustee promptly of the Notes or portions of Notes selected for purchase, and, in the case of any Note selected for partial purchase, the principal amount thereof to be purchased.

(g)                 The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations, in each case to the extent such laws, rules or regulations are applicable in connection with the repurchase of Notes pursuant to the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

Article 4
Covenants

Section 4.01.      Payment of Notes. (a) The Issuer agrees to pay the principal of, premium, if any, on and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)                 The Issuer agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(c)                 Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.      Maintenance of Office or Agency. (a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or the Registrar) where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served; provided that legal service of process on the Issuer may not be served at any such office of the Trustee or an affiliate of the Trustee. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer . The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

(b)                 The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any or all of such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.      Reports and Other Information. (a) Notwithstanding that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall (a) file with the SEC (unless the SEC will not accept such filing), and (b) deliver to the Trustee and,upon written request, the registered Holders of the Notes, without cost to any Holder, from and after the Issue Date:

(1)            within the time periods specified by the Exchange Act (including all applicable extension periods), an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein in all material respects (or required in such successor or comparable form);

(2)            within the time periods specified by the Exchange Act (including all applicable extension periods), a quarterly report on Form 10-Q (or any successor or comparable form); and

(3)            all current reports that would be required to be filed with the SEC on Form 8-K (or any successor or comparable form).

(b)                 In the event that the Company is not permitted to file such reports with the SEC pursuant to the Exchange Act, the Company shall nevertheless deliver to the Trustee and make available such Exchange Act reports to the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified by the Exchange Act (including all applicable extension periods), which requirement may be satisfied by posting such information on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment (with a copy to the Trustee). The Company will hold quarterly conference calls (for the avoidance of doubt, the Company’s quarterly earnings call shall satisfy such requirement) for the Holders and securities analysts to discuss such financial information for the previous reporting period no later than ten Business Days after distribution of such financial information.

(c)                 In addition, to the extent not satisfied by the foregoing, the Company shall, for so long as any Notes are outstanding, make available to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d)                 Delivery of such reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(e)                 The Company will be deemed to have satisfied the information and reporting requirements of this Section 4.03 if the Company (or any direct or indirect parent of the Company) has filed reports or registration statements containing such information with the SEC via the SEC’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system) within the time periods specified above and such reports are publicly available.

(f)                 Notwithstanding the foregoing, such reports and other information required to be provided pursuant to this Section 4.03 may be, rather than those of the Company, those of any direct or indirect parent of the Company.

Section 4.04.      Compliance Certificate. (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year ending after the Issue Date a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under this Indenture under the preceding fiscal year and that, based upon such review, to the best of his or her knowledge, the Company has fulfilled its obligations hereunder or, if there has been a Default of which he or she has knowledge, specifying the Default and its nature and what action the Company is taking or proposes to take with respect thereto.

(b)                 If any Default has occurred and is continuing under this Indenture, the Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officer’s Certificate specifying the Default, and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.      Taxes. The Company shall pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or its income or profits or property, other than any such tax, assessment or governmental charge that is being contested in good faith by appropriate legal proceedings or with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect to the Holders of the Notes as determined in good faith by the Company.

Section 4.06.      Stay, Extension and Usury Laws. The Company and each Subsidiary Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each Subsidiary Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07.      Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)            declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock (including any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(x)       dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(y)       dividends or distributions by a Restricted Subsidiary so long as, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(2)            purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)            make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(x)       Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any Restricted Subsidiary; or

(y)       the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4)            make any Restricted Investment;

(all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)            no Default shall have occurred and be continuing (or would result therefrom);

(B)            immediately after giving effect to such Restricted Payment on a Pro Forma Basis, the Company would be permitted to Incur $1.00 of additional Indebtedness as Ratio Debt; and

(C)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made subsequent to the 2023 Senior Secured Notes Issue Date (including Restricted Payments permitted by clauses (5) and (12) of Section 4.07(b), but excluding all other Restricted Payments permitted by Section 4.07(b)) would not exceed the sum of (without duplication):

(i)                        50.0% of the Company’s Consolidated Net Income (or 100% of any loss if Consolidated Net Income is negative) for the period (taken as one accounting period) commencing on October 1, 2019 occurs to and including the end of the Company’s most recently ended fiscal quarter for which internal financial statements prepared on a consolidated basis are available; plus

(ii)                        100.0% of the aggregate net proceeds, including cash and the Fair Market Value of assets or property other than cash, received by the Company since the 2023 Senior Secured Notes Issue Date from the issue or sale of its Capital Stock (other than Disqualified Stock), including Capital Stock issued upon exercise of warrants or options; plus

(iii)                        100.0% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value of assets or property received other than cash (other than Disqualified Stock); plus

(iv)                        100.0% of any cash dividends or cash distributions received directly or indirectly by the Company or a Restricted Subsidiary after the 2023 Senior Secured Notes Issue Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income; plus

(v)                        the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange subsequent to the 2023 Senior Secured Notes Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries (other than debt owing to and held by a Subsidiary of the Company) convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other assets or property, distributed by the Company upon such conversion or exchange); plus

(vi)                        100.0% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of assets or property (other than cash) received by the Company or any Restricted Subsidiary from:

(A)       (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries in any Person, (ii) repurchases and redemptions of such Restricted Investments from the Company or a Restricted Subsidiary by any Person (other than the Company or a Restricted Subsidiary), and (iii) prepayments or repayments of loans or advances or other transfers of assets or property (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments);

(B)       the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary; or

(C)       any distribution or dividend from an Unrestricted Subsidiary; plus

(vii)                        in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, in each case after the 2023 Senior Secured Notes Issue Date, the Fair Market Value of the Investment of the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (valued in each case as provided in the definition of “Investments”), other than to the extent constituting a Permitted Investment.

(b)                 Section 4.07(a) shall not prohibit:

(1)            a Restricted Payment made by exchange for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or any cash capital contribution to the Company; provided, however, that the amount of net proceeds from such sale of Capital Stock that is utilized for such Restricted Payment will be excluded from clause (C)(ii) of Section 4.07(a);

(2)            any payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of, Refinancing Indebtedness;

(3)            any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company or any direct or indirect parent of the Company made by exchange for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company (other than Disqualified Stock);

(4)            any payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Subordinated Obligation, Disqualified Stock or Preferred Stock pursuant to provisions similar to those set forth in Section 4.10 and Section 4.14; provided that, prior to or simultaneously with such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party, to the extent permitted by this Indenture) has made any Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes and has repurchased, redeemed, defeased or retired all Notes validly tendered and not validly withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

(5)            the payment of any dividend or distribution, or the consummation of any redemption, within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if at such date of declaration or notice such dividend, distribution or redemption would have complied with this provision;

(6)            the purchase, redemption or other acquisition, cancellation or retirement for value (or Restricted Payments to the Company or any direct or indirect parent of the Company to finance any such purchase, redemption or other acquisition, cancellation or retirement for value) of Capital Stock (including related stock appreciation rights or similar securities) of the Company or any direct or indirect parent of the Company held, directly or indirectly, by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Company or any Subsidiary of the Company or their assigns, estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (6) Capital Stock held by any entity whose Capital Stock is held by any such future, present or former employee, officer, director, manager, consultant or independent contractor of the Company or any Subsidiary of the Company or their assigns, estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any stock option plan or management equity plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided that the aggregate amounts paid under this clause (6) shall not exceed $25.0 million in the aggregate during any fiscal year; provided, further that such amount in any fiscal year may be increased by an amount not to exceed:

(A)            the cash proceeds received from the Company from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company (to the extent contributed to the Company), in each case to any future, present or former employees, officers, directors, managers, consultants or independent directors of the Company, any Subsidiary of the Company or any direct or indirect parent of the Company that occurs on or after the 2023 Senior Secured Notes Issue Date; provided that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition, cancellation or retirement for value or dividend pursuant to this clause (6) will not increase the amount available for Restricted Payments under clause (C)(ii) of Section 4.07(a); plus

(B)            the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries or any direct or indirect parent of the Company (to the extent contributed to the Company) after the 2023 Senior Secured Notes Issue Date; plus

(C)            the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Company or its Restricted Subsidiaries or any direct or indirect parent of the Company that are forgone in return for the receipt of Capital Stock; less

(D)            the amount of cash proceeds described in the subclauses (A), (B) or (C) of this clause (6) previously used to make Restricted Payments pursuant to this clause (6); provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by subclause (A), (B) or (C) above in any fiscal year;

provided, further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company, in connection with a repurchase of Capital Stock of the Company or any direct or indirect parent of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;

(7)            the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries Incurred in accordance with Section 4.09;

(8)            the purchase, redemption or other acquisition, cancellation or retirement of Equity Interests of the Company: (a) deemed to occur upon the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for Equity Interests of the Company if such Equity Interests represent a portion of the exercise or exchange price thereof, or (b) made in lieu of or in connection with withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Company or direct or indirect parent of the Company or any Subsidiary of the Company (or their respective Affiliates, estates, heirs or immediate family members) in connection with the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for Equity Interests of the Company or the grant, vesting or delivery of any of the foregoing;

(9)            the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(10)            payments in lieu of the issuance of fractional shares in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of, or the exercise or exchange of options,warrants or other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for, Equity Interests of the Company;

(11)            the purchase, redemption, acquisition, cancellation or other retirement of any Capital Stock of the Company or a Restricted Subsidiary to the extent necessary, in the good faith judgment of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or other authorization held by the Company or any of its Subsidiaries issued by any governmental or regulatory authority or to comply with government contracting regulations;

(12)            dividends or distributions in connection with the making of ordinary dividend payments in respect of the Company’s Common Stock in an aggregate amount not to exceed $25.0 million in any fiscal year;

(13)            other Restricted Payments in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this clause (13) (as reduced by the amount of capital repaid or otherwise returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)) not to exceed the greater of (x) $50.0 million and (y) 1.0% of Total Assets; and

(14)            (a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Company’s common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in the Company’s common stock upon any early termination thereof, provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (12) and (13) of this Section 4.07(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)                 The amount of any Restricted Payment made in cash shall be its face amount. The amount of any other Restricted Payment shall be the Fair Market Value (determined as of the date such Restricted Payment is made) of the assets, securities or other property proposed to be declared, paid, made, purchased, redeemed, retired, defeased or acquired pursuant to such Restricted Payment.

(d)                 For purposes of this Section 4.07, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investment,” the Company may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(e)                 For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments and/or Permitted Investments in an amount determined as set forth in the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment and/or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.08.      Limitation on Restrictions on Distributions from Restricted Subsidiaries. (a) The Company shall not, and shall not permit any Restricted Subsidiary (other than a Subsidiary Guarantor) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than a Subsidiary Guarantor) to:

(1)            pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)            make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)            sell, lease or transfer any of its assets or property to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

(b)                 Section 4.08(a) shall not apply to any encumbrances or restrictions existing under or by reason of:

(1)            contractual encumbrances or restrictions of the Company or any of its Restricted Subsidiaries in effect on the 2023 Senior Secured Notes Issue Date, including, without limitation, pursuant to the Senior Credit Facilities, the Security Documents, the First Lien Intercreditor Agreement (and, if entered into, the Second Lien Intercreditor Agreement), related Hedging Obligations and Indebtedness permitted pursuant to clause (3) of Section 4.09(b);

(2)            this Indenture, the Notes and the Subsidiary Guarantees;

(3)            any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Company or any Restricted Subsidiary or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, in each case that was in existence at the time of such acquisition (or at the time it merges, amalgamates or consolidates with or into the Company or any Restricted Subsidiary or is assumed in connection with the acquisition of assets or property from such Person) or designation, but, in each case, not created in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the assets or property of any Person, other than the Person and its Subsidiaries, or the assets or property of the Person and its Subsidiaries, so acquired or designated (including after-acquired assets and property);

(4)            in the case of clause (3) of Section 4.08(a), Permitted Liens that limit the right of the debtor to dispose of assets or property subject to such Liens;

(5)            Purchase Money Obligations, mortgage financings, Capitalized Lease Obligations and similar obligations or agreements permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.08(a) with respect to the assets or property purchased, acquired, financed, designed, developed, leased, constructed, repaired, replaced, maintained, installed, improved or insured in connection therewith or thereby (including any proceeds thereof, accessions thereto and any upgrades or improvements thereto);

(6)            encumbrances or restrictions contained in agreements for the sale, transfer or other disposition of assets or property, including without limitation customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale, transfer or other disposition of all or a portion of the Capital Stock, assets or property of such Subsidiary;

(7)            restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business or as required by insurance surety or bonding companies;

(8)            any provisions in joint venture agreements, stockholders agreements, partnership agreements, LLC agreements and other similar agreements, which (x) are customary or entered into in the ordinary course of business or (y) do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith);

(9)            any provisions in leases, subleases, licenses, sublicenses, asset sale agreements, sale/leaseback agreements or stock sale agreements and other agreements entered into by the Company or any Restricted Subsidiary that (x) are customary and entered into in the ordinary course of business or (y) do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith);

(10)            applicable law or any applicable rule, regulation or order, or any license, permit or other authorization issued by any governmental or regulatory authority;

(11)            encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the assets or property of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary (as determined by the Company in good faith), or (y) materially affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith);

(12)            contractual encumbrances or restrictions contained in any Debt Facilities or other Indebtedness Incurred by the Company in accordance with Section 4.09 that (x) are not materially more restrictive, when taken as a whole, than those applicable in either this Indenture or the Senior Credit Facilities on the Issue Date (as determined by the Company in good faith), or (y) do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith); or

(13)            any encumbrances or restrictions imposed by any amendment, restatement, modification, renewal, increase, supplement, extension, refunding, replacement or refinancing of any of the contracts, agreements or other instruments referred to in the immediately preceding clauses (1) through (12) of this Section 4.08(b); provided, however, that the encumbrances or restrictions contained in such amendment, restatement, modification, renewal, increase, supplement, extension, refunding, replacement or refinancing are, in the good faith judgment of the Company, not materially more restrictive, when taken as a whole, than the encumbrances and restrictions prior to such amendment, restatement, modification, renewal, increase, supplement, extension, refunding, replacement or refinancing.

Section 4.09.      Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if the Consolidated Coverage Ratio for the Company, calculated as of the date on which such additional Indebtedness is Incurred, would have been at least 2.00 to 1.00 (“Ratio Debt”); provided that the aggregate principal amount of Indebtedness (including Acquired Indebtedness) outstanding at any one time that may be Incurred pursuant to the foregoing by Non-Guarantor Subsidiaries (together with any Indebtedness that is Incurred or assumed by Non-Guarantor Subsidiaries under Section 4.09(b)(8)) shall not exceed the greater of (x) $150.0 million and (y) 2.5% of Total Assets.

(b)                 Section 4.09(a) shall not apply to the following Indebtedness (collectively, “Permitted Debt”):

(1)            Indebtedness of the Company or any Restricted Subsidiary Incurred under a Debt Facility, the Guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), including any Additional Notes (and any Subsidiary Guarantee thereof), in an aggregate principal amount outstanding at any one time not to exceed (A) in the case of any Debt Facility that is not a revolving credit facility (including the Term B Facility), $2,470.0 million; provided that with respect to this clause (A) the Consolidated Total Debt Ratio Condition would be satisfied after giving pro forma effect to such Incurrence and the use of proceeds therefrom; and (B) in the case of any Debt Facility that is a revolving credit facility (including the Revolving Facility), $750.0 million; provided, that the maximum amount permitted to be outstanding under this clause (1) shall not be deemed to limit additional Indebtedness under Debt Facilities to the extent that the Incurrence of such additional Indebtedness is permitted pursuant to Section 4.09(a) or any of the other provisions of this Section 4.09;

(2)            (a) Indebtedness represented by the Notes (other than any Additional Notes), including any Subsidiary Guarantee thereof and (b) Indebtedness represented by the 2023 Senior Secured Notes and guarantees thereof;

(3)            Indebtedness of the Company and its Restricted Subsidiaries in existence on the 2023 Senior Secured Notes Issue Date (other than Indebtedness described in clauses (1), (2), (4), (5) or (6) of this Section 4.09(b) that is Incurred or existing on the 2023 Senior Secured Notes Issue Date);

(4)            Capitalized Lease Obligations, mortgage financings and Purchase Money Obligations and (b) any Indebtedness Incurred by the Company or any of its Restricted Subsidiaries to finance all or any part of the purchase, acquisition, design, development, lease, construction, replacement, maintenance, installation, improvement or insurance of any property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or property or the Capital Stock of any Person owning any such assets or property) or any satellite launch or in-orbit insurance premiums or launch services, and any Indebtedness arising from the conversion of the obligations of the Company or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness, including all Indebtedness Incurred to refund, refinance, replace, redeem, repurchase, retire, defease, discharge, exchange, renew, repay, prepay or extend any Indebtedness Incurred pursuant to this clause (4), in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $150.0 million and (y) 2.5% of Total Assets, plus, in the case of any refinancing or replacement of Indebtedness permitted under this clause (4) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, original issue discount, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection therewith;

(5)            any Guarantee by the Company or a Restricted Subsidiary of Indebtedness or any other obligation of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligation by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture;

(6)            Indebtedness of the Company owing to a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided, however,

(A)            if the Company or a Subsidiary Guarantor Incurs such Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is subordinated in right of payment to the Company’s Obligations with respect to this Indenture or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable; and

(B)         (i) any subsequent issuance or transfer of Capital Stock or other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii)        any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be.

(7)            shares of Preferred Stock of a Restricted Subsidiary issued to the Company or to another Restricted Subsidiary; provided, that any subsequent issuance or transfer of Capital Stock or other event which results in any Restricted Subsidiary that holds such Preferred Stock ceasing to be a Restricted Subsidiary or any subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an issuance of Preferred Stock;

(8)            Indebtedness (x) (i) of the Company or a Restricted Subsidiary Incurred or assumed in connection with the acquisition of any assets or property (including Capital Stock), business or Person or (ii) of any Person that is acquired by the Company or a Restricted Subsidiary or merged into or consolidated or amalgamated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture and (y) Incurred or assumed in anticipation of, or in connection with, an acquisition of any assets or property (including Capital Stock), business or Person; provided, however, that after giving effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, either:

(A)            the Company would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(B)            the Consolidated Coverage Ratio of the Company is equal to or greater than such ratio immediately prior to such acquisition, merger, consolidation or amalgamation;

provided that the aggregate principal amount of Indebtedness outstanding at any one time that may be Incurred pursuant to this clause (8) by Non-Guarantor Subsidiaries (together with any Indebtedness that is Incurred or assumed by Non-Guarantor Subsidiaries under Section 4.09(a)) shall not exceed the greater of (x) $150.0 million and (y) 2.5% of Total Assets;

(9)            Hedging Obligations or Cash Management Services not Incurred for speculative purposes;

(10)            obligations (including, without limitation, reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal, surety and similar bonds and completion or performance guarantees and similar obligations provided by the Company or any Restricted Subsidiary;

(11)            Indebtedness Incurred by the Company or any of its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former), environmental remediation and other environmental matters or property, casualty or liability insurance or self-insurance, self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance, and any guaranties, letters of credit or performance, bid, indemnity, warranty, refund, statutory, appeal or surety bonds or similar obligations functioning as or supporting any of the foregoing;

(12)            the Incurrence of Indebtedness of the Company or a Restricted Subsidiary providing for indemnification, earn-outs, adjustments of purchase or acquisition price or similar obligations, in each case Incurred or assumed in connection with the acquisition or disposition of any business, assets or property of the Company or any business, assets, property or Capital Stock of a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets, property or a Subsidiary for the purpose of financing such acquisition;

(13)            Indebtedness (A) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or (B) owed or issued on a short-term basis to banks and other financial institutions in the ordinary course of business that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Company and its Subsidiaries, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(14)            the Incurrence by the Company or any Restricted Subsidiary of Refinancing Indebtedness in respect of any Indebtedness Incurred as Ratio Debt or permitted under clauses (2), (3), (8), and this clause (14) of this Section 4.09(b);

(15)            (A) customer deposits and advance payments received in the ordinary course of business from customers for equipment, goods or services purchased or leased in the ordinary course of business, (B) Guarantees in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners, (C) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business, (D) Indebtedness representing deferred compensation to employees of the Company or any Restricted Subsidiary incurred in the ordinary course of business, and (E) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(16)            Indebtedness Incurred by the Company or its Restricted Subsidiaries in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities, in each case Incurred or undertaken in the ordinary course of business;

(17)            Indebtedness owed to a government that is a member of the OECD, or any agency of such government, where the obligations of the relevant Restricted Subsidiary can be satisfied, at the option of the Company or such Restricted Subsidiary, by delivering common shares of the Company in accordance with the agreement governing such Indebtedness (whether such common shares are received by the holder of such Indebtedness as payment or are sold under such agreement to provide cash for payment to the holder of such Indebtedness); provided that the aggregate principal amount of such Indebtedness referred to in this clause (17) shall not at any time exceed $100.0 million;

(18)            Indebtedness incurred in connection with letters of credit Guaranteed or insured by EDC where such Indebtedness is not yet due or owing and such letters of credit have been issued as assurance of performance or obligations (except other Indebtedness) in the ordinary course of business;

(19)            Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount up to 100% of the net cash proceeds received by the Company after the 2023 Senior Secured Notes Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Capital Stock to the Company or any of its Subsidiaries); provided, however, that (i) any such net cash proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments pursuant to Section 4.07(a)(C)(ii) or (C)(iii) or Section 4.07(b)(1), (3) or (6) to the extent the Company and the Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any net cash proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent such net cash proceeds or cash have been applied to make Restricted Payments pursuant to Section 4.07(a)(C)(ii) or (C)(iii) or Section 4.07(b)(1), (3) or (6);

(20)            Indebtedness incurred in connection with any reorganization or activity undertaken as part of a bona fide tax planning transaction or any Permitted Investment; provided that:

(a)       all of the steps in such transaction are completed substantially concurrently (except for any continuing Indebtedness permitted by part (c) below);

(b)       after giving effect to such transaction: all of the entities involved in such transaction are solvent at the time of such transaction or have no material liabilities (other than intra-group liabilities); and

(c)       after giving effect to such transaction: (x) any continuing Indebtedness resulting from such transaction would be permitted to be incurred pursuant to another portion of this covenant, (y) the security interest in the Collateral in respect of the Pari Passu Lien Debt, taken as a whole, is not impaired in any material respect (as determined by the Company in good faith) and (z) no Default or Event of Default has occurred and is continuing; and

(21)            in addition to the items referred to in clauses (1) through (20) of this Section 4.09(b), Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (21) and then outstanding, will not exceed the greater of (x) $150.0 million and (y) 2.5% of Total Assets.

The Company shall not Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Non-Guarantor Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor.

(c)                 For purposes of determining compliance with this Section 4.09:

(1)            in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt, the Company, in its sole discretion, will divide, classify or reclassify such item of Indebtedness (or any portion thereof) on the date of Incurrence, and may at any later time and from time to time divide, classify or reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.09; provided that all Indebtedness outstanding on the 2023 Senior Secured Notes Issue Date under the Senior Credit Facilities shall be deemed Incurred on the Issue Date under clause (1) of Section 4.09(b) and not as Ratio Debt or under clause (3) of Section 4.09(b) and may not later be reclassified;

(2)            Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness;

provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant;

(3)            the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Subsidiary, will be deemed to be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, exclusive of any accrued dividends;

(4)            the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

(5)            accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant;

(6)            the amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof in the case of any other Indebtedness; and

(7)            the principal amount of any Indebtedness Incurred to refinance or replace other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced or replaced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured and Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Company shall be in Default of this Section 4.09).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus accrued and unpaid interest and the aggregate amount of premiums (including tender premiums), underwriting discounts, defeasance costs and fees, discounts and expenses in connection therewith).

Section 4.10.      Limitation on Asset Sales. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless:

(1)            the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the Capital Stock, assets or property sold or otherwise disposed of pursuant to such Asset Sale; and

(2)            at least 75.0% of the consideration from such Asset Sale received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, to the extent that the assets sold in such Asset Sale were part of the Collateral, the assets received as non-cash consideration shall not be Excluded Assets and are required to be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof. For purposes of this clause (2) the amount of:

(A)            any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Company) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets, property or Capital Stock, in each case, pursuant to an agreement that releases or indemnifies the Company or such Restricted Subsidiary, as the case may be, from further liability therefor;

(B)            any securities, notes or other obligations or other assets or property received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case within 180 days following the receipt thereof; and

(C)            any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this subclause (C) that is at that time outstanding, not to exceed 2.0% of Total Assets, calculated at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value);

shall each be deemed to be Cash Equivalents.

(b)            Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, the Company or a Restricted Subsidiary, at its option, may apply an amount equal to the Net Cash Proceeds from such Asset Sale (or any portion thereof) as follows:

(1)            if such Net Cash Proceeds are from an Asset Sale that is not a disposition of Collateral, to repay, prepay, defease, redeem, reduce, purchase or otherwise retire (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings): (x) Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) that is secured by a Lien on assets that do not constitute a part of the Collateral (other than Indebtedness owed to an Affiliate of the Company) or (y) Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations) that is secured by a Lien on assets that do not constitute a part of the Collateral (other than Indebtedness owed to the Company or an Affiliate of the Company);

(2)            if such Net Cash Proceeds are from an Asset Sale that is not a disposition of Collateral, in the case of an Asset Sale by a Restricted Subsidiary that is a Non-Guarantor Subsidiary, to repay, prepay, defease, redeem, reduce, purchase or otherwise retire (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) Indebtedness of such Restricted Subsidiary or any other Restricted Subsidiary that is a Non-Guarantor Subsidiary;

(3)            to repay, prepay, defease, redeem, reduce, purchase or otherwise retire (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings other than commitments under the Revolving Facility), first, to repay outstanding borrowings under the Revolving Facility (without reducing commitments) and, thereafter on a pro rata basis: (x) Indebtedness or other Obligations under the Senior Credit Facilities and any Pari Passu Lien Obligations (other than Indebtedness owed to the Company or an Affiliate of the Company and the Notes) and (y) the Notes by, at its option (i) redeeming Notes as provided under Section 3.01, (ii) purchasing Notes through open market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof), or (iii) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(4)            to make an investment in, purchase or otherwise acquire any one or more businesses, assets (other than working capital assets), properties or capital expenditures, in each case used or useful in a Similar Business or to make payments (including without limitation prepayments and progress payments) in connection with such investment, purchase or other acquisition; provided, that if such investment, purchase or acquisition is in the form of the acquisition of Capital Stock of a Person, such investment, purchase or acquisition results in such Person becoming a Restricted Subsidiary; provided, further, that the assets acquired with the Net Cash Proceeds of a disposition shall not be Excluded Assets and are required to be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof;

(5)            to make an investment in, purchase or otherwise acquire any one or more businesses, assets (other than working capital assets) or properties that replace the businesses, assets and/or properties that are the subject to such Asset Sale; provided, that the assets acquired with the Net Cash Proceeds of a disposition shall not be Excluded Assets and are required to be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof; or

(6)            any combination of the foregoing,

provided, that the Company and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (4) or (5) of this Section 4.10(b) if and to the extent that, within 365 days after the Company’s or any Restricted Subsidiary’s receipt of such Net Cash Proceeds, the Company or a Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment, purchase or other acquisition in compliance with the provision described in clause (4) or (5) of this Section 4.10(b), and that investment, purchase or other acquisition is thereafter completed within 180 days after the end of such 365-day period.

(c)            Notwithstanding the foregoing, to the extent that repatriation to the United States of any or all of the Net Cash Proceeds of any Asset Sales by a foreign Subsidiary (x) is prohibited or delayed by applicable local law or (y) would have a material adverse tax consequence (taking into account any foreign tax credit or other net benefit actually realized in connection with such repatriation that would not otherwise be realized), as determined by the Company in its sole discretion, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this covenant; provided that clause (x) of this paragraph shall apply to such amounts so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law and is not subject to clause (y) of this paragraph, then, an amount equal to such Net Cash Proceeds will be promptly applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts) in compliance with this covenant. The time periods set forth in this covenant shall not start until such time as the Net Cash Proceeds may be repatriated (whether or not such repatriation actually occurs).

(d)            Pending the final application of any such Net Cash Proceeds, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including under a revolving Debt Facility) or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Indenture. Any amount of Net Cash Proceeds from any Asset Sale that is not applied or invested as provided and within the time period set forth in Section 4.10(b) will be deemed to constitute “Excess Proceeds”; provided, that any amount of proceeds offered to Holders pursuant to clause (3) of Section 4.10(b) or pursuant to an Asset Sale Offer made at any time after the Asset Sale shall be deemed to have been applied as required and shall not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Holders. When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will be required to make an offer (“Asset Sale Offer”) to all Holders of Notes and, to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company (or the Subsidiary Guarantor, as applicable) to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Sale, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100.0% of the principal amount of the Notes and Pari Passu Indebtedness plus accrued and unpaid interest to (but not including) the date of purchase (or such lesser price with respect to the Pari Passu Indebtedness, if any, as may be provided by the terms of such Indebtedness), in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable.

(e)            To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so properly tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by Holders or lenders, collectively, exceeds the amount of Excess Proceeds, selection of Notes for purchase will be made by the Company in accordance with Section 3.04(f). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.      Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including for the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company involving aggregate consideration in excess of $30.0 million (an “Affiliate Transaction”) unless:

(1)            the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, when taken as a whole, than those that would have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction on an arm’s-length basis with a Person who is not an Affiliate (as determined in good faith by the Company); and

(2)            in the event such Affiliate Transaction involves an aggregate consideration in excess of $75.0 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company and the Board of Directors of the Company shall have determined in good faith that such Affiliate Transaction satisfies the criteria in clause (1) above.

(b)                 Section 4.11(a) shall not apply to:

(1)            (i) any transaction between or among the Company and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction); (ii) guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary in compliance with Section 4.09, as applicable; or (iii) the Security Documents, the Intercreditor Agreements or any documents effecting a joinder, accession, amendment or supplement thereto;

(2)            any Restricted Payments permitted by this Indenture or any Permitted Investments;

(3)            any employment, consulting, service or termination agreement, or indemnification arrangement, entered into by the Company or a Restricted Subsidiary with a future, current or former director, officer, employee, manager, consultant or independent contractor of the Company or a Restricted Subsidiary (or any direct or indirect parent of the Company to the extent such agreements or arrangements are in respect of services performed for the Company or any of its Restricted Subsidiaries); the payment of compensation or expense reimbursement to any future, current or former director, officer, employee, manager, consultant or independent contractor of the Company or a Restricted Subsidiary (including amounts paid pursuant to any benefit plan or arrangement, any health, disability or similar insurance plan or any stock option, employee stock purchase or similar plans); or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, subscription agreements, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of future, current or former directors, officers, employees, managers, consultants or independent contractors of the Company or a Restricted Subsidiary, in each case in the ordinary course of business or as otherwise approved by the Board of Directors of the Company or any direct or indirect parent of the Company;

(4)            payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business, in an aggregate amount not in excess of $10.0 million outstanding at any time;

(5)            any agreement or arrangement as in effect as of the 2023 Senior Secured Notes Issue Date (as such agreement or arrangement may be amended, modified, supplemented, extended, renewed or replaced from time to time, so long as any such amendment, modification, supplement, extension, renewal or replacement, when taken as a whole, is not materially more disadvantageous to the Holders (as determined in good faith by the Company) than the terms of the original agreement or arrangement in effect on the 2023 Senior Secured Notes Issue Date) or any transaction contemplated thereby;

(6)            any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger, amalgamation or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the Holders than the applicable agreement as in effect on the date of such acquisition, merger, amalgamation or consolidation (as determined in good faith by the Company);

(7)            transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, in each case which are fair to the Company and its Restricted Subsidiaries or are on terms that are not materially less favorable, when taken as a whole, to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unaffiliated party (as determined in good faith by the Company);

(8)            any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns Capital Stock of or otherwise controls such Person; provided that no Affiliate of the Company or any of its Subsidiaries (other than the Company or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

(9)           transactions between the Company or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director, or such Person has a director who is also a director, of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent of the Company, as the case may be, on any matter involving such other Person;

(10)          any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights with respect thereto;

(11)          transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate; and

(12)          intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company and the Restricted Subsidiaries or as part of a bona fide tax planning transaction and not for the purpose of circumventing any covenant set forth in this Indenture.

Section 4.12.      Limitation on Liens. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness of any kind (any such lien, the “Initial Lien”), on any asset or property of the Company or any of its Restricted Subsidiaries now owned or hereafter acquired, except in the case of any assets or property that do not constitute Collateral, any Initial Lien if the Notes and the Subsidiary Guarantees are secured equally and ratably with (or prior to) the obligations secured by such Initial Lien (subject to Permitted Liens).

(b)                 Any Lien created for the benefit of the holders of the Notes pursuant to Section 4.12(a) shall provide by its terms that such Lien shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Initial Liens.

(c)                 If the Company or any of its Restricted Subsidiaries creates any Lien upon any asset or property that is not at such time Collateral in order to secure any Pari Passu Lien Debt, it must concurrently grant a first-priority Lien upon such property or assets as security for the Notes and the Subsidiary Guarantees, such that the asset or property subject to such Lien will constitute Collateral under this Indenture and the Security Documents, subject to Permitted Liens.

For purposes of determining compliance with this Section 4.12, (x) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category (or portion thereof) of Permitted Liens described in the definition thereof or by reference to Section 4.12(a), but may be permitted in part under any combination thereof and (y) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in the definition thereof or is permitted by Section 4.12(a), the Company shall, in its sole discretion, be entitled to divide, classify or reclassify, or later divide, classify, or reclassify, in whole or in part, any such Lien (or any portion thereof) in any manner.

The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class accretion of original issue discount or liquidation preference, increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness, will not be deemed to be an incurrence of Liens for purposes of this Section 4.12.

Section 4.13.      Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents (as the same may be amended from time to time), and the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, in each case if the Company in good faith shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.07 or Article 5.

Section 4.14.      Offer to Repurchase Upon a Change of Control.

(a)            Upon the occurrence of a Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.01, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101.0% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to the date of purchase).

(b)            Prior to or within 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.01, the Company shall deliver a notice (the “Change of Control Offer”) to each Holder or otherwise give notice in accordance with the applicable procedures of the Depositary, with a copy to the Trustee, stating:

(1)            that a Change of Control has occurred or, if the Change of Control Offer is being made in advance of a Change of Control, that a Change of Control is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)            the repurchase date (which shall be no earlier than ten days nor later than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”);

(3)            if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditional on the occurrence of a Change of Control; and

(4)            the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)            accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3)            deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this covenant.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, in accordance with Section 3.04(e).

(c)            If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(d)          (i) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer; and (ii) the Company will not be required to make a Change of Control Offer if the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.01 pursuant to a notice of redemption that is or has become unconditional.

(e)          The Company or a third party may, at its option, redeem the Notes upon not less than ten nor more than 60 days’ notice, given not more than 30 days following the consummation of the Change of Control Offer, at a redemption price of 101.0% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), in connection with the consummation of a Change of Control if at least 90.0% of the Notes outstanding prior to the Change of Control Payment Date are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

(f)           Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

Section 4.15.      Future Subsidiary Guarantors.

(a)           The Company shall cause each Restricted Subsidiary (x) that borrows under or Guarantees the Senior Credit Facilities, and (y) that Guarantees any other Indebtedness of the Company or a Subsidiary Guarantor (other than Indebtedness owing to the Company or any of its Restricted Subsidiaries) in an aggregate principal amount greater than or equal to $50.0 million, to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture. To the extent that the assets of any such future Subsidiary Guarantor are required to pledged as collateral pursuant to the Senior Credit Facilities or any such other Indebtedness, such assets will be pledged as Collateral pursuant to the Security Documents reasonably promptly after such Restricted Subsidiary issues its Guarantee of the Notes.

(b)           Notwithstanding the foregoing, in the event (i) a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of any other Indebtedness that gave rise (or would give rise) to its obligation to provide such Subsidiary Guarantee and (ii) such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 4.09 or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 4.09, then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged.

Section 4.16.      Maintenance of Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the business and assets of the Company or any Restricted Subsidiary, in such amounts and against such liabilities, casualties, risks and contingencies existing from time to time as is customary for prudent owners and operators of similar businesses and similar property. Without limiting the generality of the foregoing, if a mortgage is required pursuant to provisions set forth in the First Lien Intercreditor Agreement with respect to any Premises, and such Premises is designated as, or to be in, a “flood hazard area,” the Company will maintain or cause to be maintained, with financially sound and reputable insurers, flood insurance on such Premises in such total amount as required under applicable law and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973.

Section 4.17.      Designation of Restricted and Unrestricted Subsidiaries(a). (a) The Board of Directors of the Company or any direct or indirect parent of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)            such Subsidiary or any of its Subsidiaries has not Guaranteed any Capital Stock or Indebtedness of and does not own any Capital Stock in, the Company or any Restricted Subsidiary and does not hold any Liens on any property or assets of the Company or any Restricted Subsidiary (other than a Subsidiary of the Subsidiary to be so designated);

(2)            all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will for so long as it is an Unrestricted Subsidiary, consist of Non-Recourse Debt;

(3)            the aggregate Fair Market Value of all outstanding Investments of the Company and its Restricted Subsidiaries in such Subsidiary complies with Section 4.07 or constitutes a Permitted Investment; and

(4)            except as permitted under Section 4.11, on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company or such Restricted Subsidiary, when taken as a whole, than those that would have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company or any direct or indirect parent of the Company after the Issue Date shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company or any direct or indirect parent of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

(b)              The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt after giving effect to such designation or (ii) the Consolidated Coverage Ratio of the Company after giving effect to such designation would be equal to or greater than such ratio immediately prior to such designation.

Section 4.18.      Suspension of Certain Covenants. (a) Following the first day (the “Suspension Date”) that:

(1)            the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(2)            no Default has occurred and is continuing hereunder,

the Subsidiary Guarantees will be automatically and unconditionally released and discharged and the Company and its Restricted Subsidiaries shall not be subject to the covenants in Sections Section 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 4.16 and clause (4) of Section 5.01(a) (collectively, the “Suspended Covenants”). If at any time following a Suspension Date the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency such that the Notes do not have an Investment Grade Rating by any two Rating Agencies, then the Suspended Covenants will thereafter be reinstated (such date, the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture with respect to future events, unless and until a subsequent Suspension Date occurs (in which event the Suspended Covenants shall no longer be in effect until a subsequent Reinstatement Date occurs). The period of time between Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

(b)               Notwithstanding the reinstatement of the Suspended Covenants upon a Reinstatement Date, no Default, Event of Default or breach of any kind shall be deemed to have occurred or exist under this Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The Company and its Subsidiaries shall be permitted, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reinstatement Date and to consummate the transactions contemplated thereby; provided that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment shall be made under clause (C) of Section 4.07(a) or under Section 4.07(b) and, if not permitted by any of such provisions, such Restricted Payment shall be deemed permitted under clause (C) of Section 4.07(a) and shall be deducted for purposes of calculating the amount pursuant to such clause (C) (so that the amount available under such clause (C) immediately following such Restricted Payment shall be negative).

(c)              On each Reinstatement Date, all Indebtedness Incurred during the applicable Suspension Period will be classified to have been Incurred pursuant to clause (3) of Section 4.09(b). Calculations made after each Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect prior to, but not during, the Suspension Period. Upon the Suspension Date, the amount of Excess Proceeds from Asset Sales shall be reset at zero. In addition, for purposes of Section 4.11, all transactions entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period shall be deemed to have been entered into pursuant to clause (5) of Section 4.11(b), and for purposes of Section 4.08, all agreements and instruments entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant shall be deemed to have been entered into pursuant to clause (1) of Section 4.08(b).

(d)              During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(e)              The Company shall provide written notice to the Trustee of the occurrence of any Suspension Date or Reinstatement Date. The Trustee shall have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on future compliance by the Company and the Restricted Subsidiaries with their covenants or (iii) notify the holders of the occurrence of any action that results in a Suspension Date or Reinstatement Date.

Section 4.19.      Post-Closing Deliveries.

(a)                 As soon as reasonably practicable (and no later than 10 days) after the Issue Date, the Company shall deliver, or cause to be delivered to the Note Collateral Agent:

(1)            copies of the Initial Post-Closing Transaction Documents duly executed by the Company and each Subsidiary Guarantor, in each case, to the extent party thereto;

(2)            a copy of the Joinder Agreement duly executed by the Company and each Subsidiary Guarantor, in each case, to the extent party thereto;

(3)            results of the Post-Closing Lien Searches; and

(4)            an Opinion of Counsel to the Company, subject to customary assumptions, limitations and qualifications in form and substance reasonably satisfactory to the Notes Collateral Agent.

(b)                 The Company shall use its commercially reasonable efforts to, as soon as reasonably practicable (and no later than 90 days) after the Issue Date, deliver, or cause to be delivered the Notes Collateral Agent:

(1)            copies of the Secondary Post-Closing Transaction Documents duly executed by the Company and each Subsidiary Guarantor, in each case, to the extent party thereto; and

(2)            an Opinion of Counsel to the Company, subject to customary assumptions, limitations and qualifications in form and substance reasonably satisfactory to the Notes Collateral Agent.

(3)            Neither the Trustee nor the Notes Collateral Agent shall have any liability or responsibility for, and shall be held harmless from and against, any loss, liability, damage or expense arising out of or in connection with the execution and delivery of the Initial Post-Closing Transaction Documents, Secondary Post-Closing Transaction Documents and Joinder Agreement occurring after the Issue Date.

Article 5
Merger and Consolidation

Section 5.01.      Merger and Consolidation. (a) The Company shall not consummate a Division as a Dividing Person, consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of the assets and properties of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)            the resulting, surviving or transferee Person (the “Successor Company”) or the Division Successor surviving any Division is the Company or will be a corporation, limited liability company, partnership, limited partnership or trust organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia; provided that if such Person is not a corporation, such Person will immediately cause a Subsidiary that is organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and that is a corporation to be added as a co-issuer of the Notes under this Indenture;

(2)            (x) the Successor Company (if other than the Company) assumes all of the obligations of the Company under the Notes, this Indenture, the Intercreditor Agreements and the Security Documents pursuant to a supplemental indenture, amendments or other customary documents or instruments, or (y) in the case of a Division, where the Company is the Dividing Person, the Division Successor shall remain or become a co-issuer of the Notes;

(3)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)            immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-fiscal-quarter period, either:

(A)            the Successor Company or the Division Successor to the Company, as applicable, would be able to Incur at least $1.00 of additional Indebtedness as Ratio Debt, or

(B)            the Consolidated Coverage Ratio for the Successor Company or the Division Successor to the Company, as applicable, would be equal to or greater than such ratio for the Company immediately prior to such transaction;

(5)            each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have confirmed in writing to the Trustee that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes and its obligations under the Security Documents and Intercreditor Agreements (as applicable) shall continue to be in effect; and

(6)            Collateral owned by or transferred to the Successor Company or the Division Successor to the Company, as applicable, shall (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties and (iii) not be subject to any Lien other than Permitted Liens.

Notwithstanding the preceding clauses (3) and (4),

(1)            any Restricted Subsidiary may consolidate with, merge with or into or sell, assign, convey, transfer or otherwise dispose of all or part of its assets and properties to the Company so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company, and

(2)            the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction.

(b)                 Subject to the provisions in this Indenture governing release of a Subsidiary Guarantee upon the sale or disposition of a Restricted Subsidiary that is a Subsidiary Guarantor, the Company shall not permit any Subsidiary Guarantor to consummate a Division as the Dividing Person (whether or not the Company or such Subsidiary Guarantor is the surviving Person), consolidate with or merge with or into or wind up into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of its assets and properties to, any Person (other than to the Company or another Subsidiary Guarantor) unless:

(1)            if such entity remains a Subsidiary Guarantor, (a) the resulting, surviving or transferee Person (the “Successor Guarantor”) or the Division Successor, as applicable, will be such Subsidiary Guarantor or a corporation, limited liability company, partnership, limited partnership or trust organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia (or, in the case of a Canadian Subsidiary Guarantor, under the laws of Canada or any province thereof); (b) the Successor Guarantor or the Division Successor, as applicable, if other than such Subsidiary Guarantor or another Subsidiary Guarantor, expressly assumes all of the obligations of such Subsidiary Guarantor under the Notes, this Indenture, the Security Documents and the Intercreditor Agreements (as applicable) pursuant to a supplemental indenture, amendments or other customary documents or instruments; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (d) if the Successor Guarantor is other than such Subsidiary Guarantor or another Subsidiary Guarantor, the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such Division, consolidation, merger, amalgamation or transfer and such supplemental indenture comply with this Indenture; and (e) if the Successor Guarantor is other than such Subsidiary Guarantor or another Subsidiary Guarantor, Collateral owned by or transferred to the Successor Guarantor shall (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties and (iii) not be subject to any Lien other than Permitted Liens; and

(2)            the transaction is made in compliance with Section 4.10 to the extent applicable (it being understood that only such portion of the Net Cash Proceeds as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time) and this Section 5.01.

(c)                 In addition, the Company shall not, directly or indirectly, lease, or permit any Restricted Subsidiary to lease, all or substantially all of the properties of it and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

(d)                 Notwithstanding the foregoing, any Subsidiary Guarantor may (x) consolidate or merge with or into or sell, assign, convey, transfer, lease or otherwise dispose of all or part of its assets and properties to another Subsidiary Guarantor or the Company, or (y) consolidate or merge with or into or sell, assign, convey, transfer, lease or otherwise dispose of all or part of its assets and properties to a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia (or, in the case of a Canadian Subsidiary Guarantor, under the laws of Canada or any province thereof), as long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby, and the resulting entity remains or becomes a Subsidiary Guarantor.

(e)                 For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets and properties of one or more Subsidiaries of the Company, which assets and properties, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets and properties of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the assets and properties of the Company.

Section 5.02.      Successor Entity Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets and properties of the Company or a Subsidiary Guarantor in accordance with Section 5.01 hereof, the Company or such Subsidiary Guarantor, as the case may be, shall be released from its obligations under this Indenture or such Subsidiary Guarantee, as the case may be, and the Successor Company, the Successor Guarantor or Division Successor, as the case may be, shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the Company or such Subsidiary Guarantor, as the case may be, shall refer instead to the Successor Company, the Successor Guarantor or Division Successor, as the case may be, and not to the Company or such Subsidiary Guarantor), and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture, the Notes or such Subsidiary Guarantee.

Article 6
Defaults and Remedies

Section 6.01.      Events of Default.

(a)                 An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary):

(1)            default in any payment of interest on any Note when due, continued for 30 days;

(2)            default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

(3)            failure by the Company to comply with its obligations under Section 5.01 (other than its obligations under clause (5) of Section 5.01(a)) or the failure by any Subsidiary Guarantor to comply with its obligations under clauses (1)(b), (1)(c), (1)(d) and (2) of Section 5.01(b);

(4)            failure by the Company or any Restricted Subsidiary to comply for 30 days after receipt of written notice as provided below with any of its obligations, covenants and agreements contained in this Indenture (other than a Default referred to in clause (1), (2) or (3) above); provided, that in the case of a failure to comply with Section 4.03 such period of continuance of such default or breach shall be 60 days after receipt of written notice as provided below;

(5)            default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(A)            is caused by a failure, after the expiration of the grace period provided in such Indebtedness, to pay principal of, or interest or premium, if any, on such Indebtedness (“Payment Default”); or

(B)            results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds $100.0 million;

(6)            an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or substantially all of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company or any Significant Subsidiary under the applicable bankruptcy laws as now or hereafter in effect that remains undismissed and unstayed for a period of 60 consecutive days;

(7)            the Company or any of its Significant Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect with respect to itself, or consents to the entry of an order for relief against it in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (iii) effects any general assignment for the benefit of creditors;

(8)            failure by the Company or any Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $100.0 million (net of any amounts that are covered by insurance provided by a reputable and creditworthy insurance company), which judgments are not paid, discharged, waived or stayed for a period of 60 consecutive days after such judgments become final;

(9)            any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect in any material respect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee; and

(10)            with respect to any Collateral having a fair market value in excess of $100.0 million, individually or in the aggregate, (i) the failure of the security interest with respect to such Collateral under the Pari Passu Lien Security Documents, at any time, to be perfected or in full force and effect for any reason other than in accordance with their terms or the terms of this Indenture, the Security Documents or the Intercreditor Agreements, which failure continues for a period of 30 consecutive days after any Officer of the Company or any Subsidiary Guarantor becomes aware of such failure and has not been cured during such time period or (ii) the assertion by the Company or a Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

(b)                 However, a Default under clause (4) of Section 6.01(a) will not constitute an Event of Default until (1) the Trustee provides written notice to the Company of the Default or the Holders of 25% in aggregate principal amount of the then-outstanding Notes provide written notice to the Company of the Default, with a copy to the Trustee, and (2) the Company does not cure such Default within the applicable time specified in clause (4) of Section 6.01(a) after receipt of such notice.

Section 6.02.      Acceleration. (a) If an Event of Default (other than an Event of Default described in clauses (6) or (7) of Section 6.01(a)) occurs and is continuing, up to two years following the first public notice or notice to the Trustee of such event, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. Upon the effectiveness of such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately.

(b)                 In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Default triggering such Event of Default pursuant to clause (5) of Section 6.01(a) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c)                 If an Event of Default described in clauses (6) or (7) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(d)                 Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

(e)                 If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

(f)                 Notwithstanding anything in the preceding clauses (d) and (e) of this Section 6.02 to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any Holder that is a Regulated Bank.

(g)                 For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

(h)                 The Trustee shall not be deemed to have knowledge of an Event of Default under and until it obtains actual written notification of such Event of Default describing the circumstances of such and identifying the circumstances constituting such Event of Default. In order to be effective, such written notice must be actually received by a Trust Officer at the Corporate Trust Office; and the notice must state “Notice of Default.”

Section 6.03.      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.      Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may, by written notice to the Trustee and on behalf of the Holders of all of the Notes, waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree of a court of competent jurisdiction, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration). Upon any such waiver, rescission or cancellation, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.      Control by Majority. Subject to Section 7.02(7), the Holders of a majority in aggregate principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability; provided, however that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification from the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06.      Limitation on Suits. If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)            Holders of at least 25% in aggregate principal amount of the then-outstanding Notes have requested the Trustee, by notice in writing, to pursue the remedy;

(3)            such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)            the Holders of a majority in aggregate principal amount of the then-outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Section 6.07.      Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder. For the avoidance of doubt, no amendment to or deletion of any of the covenants set forth in Article 4 (other than Section 4.01) shall be deemed to impair or affect any rights of holders to receive payment of principal of, premium, if any, and interest on such Holder’s Notes.

Section 6.08.      Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation of the Trustee and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.      Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other pleadings, papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation of the Trustee or for reasonable expenses, fees, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any Subsidiary Guarantor or their respective creditors or property (including any bankruptcy or insolvency cases or proceedings), and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any debtor-in-possession, custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or cast a vote with respect to or otherwise accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.      Priorities. If the Trustee collects any money pursuant to this Article (including upon exercise of remedies with respect to the Collateral), it shall pay out the money in the following order:

First: to the Trustee, the Notes Collateral Agent and the Agent, in each case for all amounts due to it hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.      Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Subsidiary Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Subsidiary Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in aggregate principal amount of the then-outstanding Notes.

Section 6.13.      Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.      Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Article 7
The Trustee

Section 7.01.      General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)                 Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d)                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:

(1)            this Subsection shall not be construed to limit the effect of Section 7.01(b);

(2)            neither the Trustee nor the Notes Collateral Agent shall be liable for any error of judgement made in good faith by a Trust Officer, unless it shall be proved that the Trustee or the Notes Collateral Agent, as applicable, was negligent in ascertaining the pertinent facts;

(3)            neither the Trustee nor the Notes Collateral Agent shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes of any series; and

(4)            no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Section 7.02.      Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(1)            The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2)            Before the Trustee acts or refrains from acting (except (x) as provided in Sections 2.04, 3.03(e) and 3.04(e) and (y) with respect to an Opinion of Counsel, in connection with the original issuance of any Notes or the execution of any amendment or supplement entered into in connection with adding any Subsidiary Guarantor under this Indenture), it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 13.03 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3)            The Trustee shall be entitled to request and receive written instructions from the Company and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of the Company.

(4)            The Trustee may act through its attorneys and agents and will not be responsible for the acts or omissions of any agent appointed with due care.

(5)            The Trustee and the Notes Collateral Agent will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee or the Notes Collateral Agent, as applicable, security or indemnity satisfactory to the Trustee or the Notes Collateral Agent, as applicable, against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(6)            The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(7)            The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(8)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(9)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof.

(11)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and by the Notes Collateral Agent, and each Agent employed to act hereunder.

(12)            None of the permissive rights of the Trustee to do things enumerated in this Indenture shall be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

(13)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(14)            Neither the Trustee nor the Notes Collateral Agent shall be responsible for, and make no representation as to the existence, genuineness, value or protection of, any Collateral, for the legality, effectiveness or sufficiency of any Security Document or for the creation, perfection, continuation, priority, maintenance, sufficiency or protection of any Liens securing the Notes. Neither the Trustee nor the Notes Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral.

Section 7.03.      Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)                 “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)                 “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.      Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, the Notes, the Intercreditor Agreements or the Security Documents, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.      Notice of Default. If any Default occurs and is continuing and is actually known to the Trustee, the Trustee shall deliver to each Holder notice of the Default within 90 days after it occurs or within 30 days after the Trustee has actual knowledge of the Default, whichever is later. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06.      [Reserved]

Section 7.07.      Compensation and Indemnity. (a) The Company will pay the Trustee (acting in any capacity hereunder) compensation as agreed upon with the Trustee in writing between the Company and the Trustee for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee (acting in any capacity hereunder) upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)                 The Company shall indemnify the Trustee (acting in any capacity hereunder) for, and hold it harmless against, any loss or liability or expense incurred by it without willful misconduct, negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the performance of its duties under this Indenture and the Notes, including attorneys' fees and expenses and the reasonable costs and expenses enforcing this Indenture (including this Section 7.07), of defending itself against any claim whether asserted by any Holder or the Company, or liability and of complying with any process served upon it or any of its officers in connection with the acceptance, exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding the foregoing, the Company shall not be required to indemnify the Trustee with respect to any settlement made without the consent of the Company, which consent will not be unreasonably withheld.

(c)                 To secure the Company’s payment obligations in this Section, the Trustee (acting in any capacity hereunder) will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d)                 When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(a)(6) or Section 6.01(a)(7), the expenses (including the reasonable charges and expenses of its counsel) are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law (including, without limitation under Section 507 of the United States Bankruptcy Code).

(e)                 The provisions of this Article shall survive the termination of this Indenture

Section 7.08.      Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.

(2)            The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3)            If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4)            The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

(5)            A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)                 If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the Company’s expense.

(c)                 Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)                 Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations and the rights protections and indemnities afforded the Trustee under Article 7 will continue for the benefit of any retiring or removed Trustee and the maturity of the Notes and/or termination or discharge of this Indenture.

(e)                 The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.      Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture without the execution or filing of any instrument or paper or the performance of any further act.

Section 7.10.      Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.      Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

Section 7.12.      Security Documents; Intercreditor Agreements. By their acceptance of the Notes, the Holders hereby agree to be bound by, and authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute and deliver, the Intercreditor Agreements and any Security Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including the Security Agreement and any Security Document executed on or after the Issue Date.

Article 8
Legal Defeasance and Covenant Discharge

Section 8.01.      Option to Effect Legal Defeasance or Covenant Defeasance.

(a)                 The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.      Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, to have satisfied all of its other obligations under such Notes, the Subsidiary Guarantees and this Indenture including that of the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and to have cured all then-existing Events of Default, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)                 the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)                 the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith; and

(d)                 this Section 8.02.

If the Company exercises the Legal Defeasance option, (a) the Subsidiary Guarantees in effect at such time shall terminate and each Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all of its obligations with respect thereto and (b) the Collateral will be released from the Liens securing the Notes in accordance with the provisions described above.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes.

Section 8.03.      Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, terminate and be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16 and 4.17 hereof and clause (3) and (4) of Section 5.01(a) and, clause (1)(b), (1)(c), (1)(d) and (2) of Section 5.01(b) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (with respect to Significant Subsidiaries only), 6.01(a)(7) (with respect to Significant Subsidiaries only), 6.01(a)(8), 6.01(a)(9) and 6.01(a)(10) shall not constitute Events of Default.

If the Company exercises the Covenant Defeasance option, (a) the Subsidiary Guarantees in effect at such time will terminate and each Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all of its obligations with respect thereto and (b) the Collateral will be released from the Liens securing the Notes in accordance with the provisions described above.

Section 8.04.      Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)            the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)            in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the respective outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the respective outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)            the Company must deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization of similar laws affecting creditors’ rights generally;

(6)            the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)            the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05.      Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.      Repayment to the Company.

Subject to applicable unclaimed property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.07.      Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article 9
Amendment, Supplement and Waiver

Section 9.01.      Amendments Without Consent of Holders. Notwithstanding Section 9.02 hereof, without the consent of any Holder, the Company, any Subsidiary Guarantor (with respect to its Subsidiary Guarantor or this Indenture) and the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements to:

(1)            cure any ambiguity, omission, mistake, defect or inconsistency;

(2)            comply with Article 5;

(3)            provide for the assumption by a successor entity (or co-issuer) of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Notes, any Subsidiary Guarantee, any Security Document, or the Intercreditor Agreements (whether through Division, merger, amalgamation consolidation, sale of all or substantially all of assets and properties or otherwise);

(4)            provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(5)            comply with the rules of any applicable depositary;

(6)            add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee, this Indenture or the Security Documents in accordance with the applicable provisions of this Indenture or the Security Documents;

(7)            make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(8)            grant any Lien for the benefit of the holders of Pari Passu Lien Debt or Junior Lien Debt in accordance with and as permitted by the terms of this Indenture and the Intercreditor Agreements;

(9)            add additional secured parties to any Security Document or any Intercreditor Agreement to the extent Liens securing obligations held by such parties are permitted under this Indenture;

(10)          mortgage, pledge, hypothecate or grant a security interest in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties as additional security for the payment and performance of the Company’s and any Subsidiary Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Notes Collateral Agent or the Trustee in accordance with the terms of this Indenture or otherwise;

(11)          provide for the succession of any parties to any of the Security Documents (and other amendments that are administrative or ministerial in nature) and any of the Intercreditor Agreements in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture, the relevant Security Document and the Intercreditor Agreements;

(12)          add to the covenants of the Company and its Restricted Subsidiaries or Events of Default for the benefit of the Holders or to make changes that would provide additional rights to Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(13)          make any change that does not materially adversely affect the rights of any Holder under this Indenture;

(14)          evidence or provide for the appointment under this Indenture of a successor trustee or under the Security Documents of a successor collateral agent; provided that the successor trustee or successor collateral agent is otherwise qualified and eligible to act as such under the terms of this Indenture and of the Security Documents, as applicable;

(15)          provide for the issuance of Additional Notes under this Indenture;

(16)          comply with the provisions set forth in Article 10 or Section 4.15;

(17)          conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which Additional Notes are issued), the Notes, the Subsidiary Guarantees, the Security Documents or the Intercreditor Agreements to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated June 23, 2020 to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents or the Intercreditor Agreements as confirmed to the Trustee by an Officer’s Certificate, or, with respect to any Additional Notes or any supplemental indenture or other instrument pursuant to which Additional Notes are issued, to any provision of the “Description of Notes” relating to the issuance of the Additional Notes solely to the extent that the “Description of Notes” provides for terms of such Additional Notes that differ from the terms of the Initial Notes; or

(18)            make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The Holders of the Notes will be deemed to have consented (x) to the entry into the Second Lien Intercreditor Agreement by the Trustee and the Notes Collateral Agent with the holders of any Junior Lien Obligations (or any authorized agent or trustee therefor) that are incurred in compliance with this Indenture to establish that the Liens on any Collateral securing such Junior Lien Obligations shall be junior to the Liens securing the Pari Passu Lien Obligations (including the obligations under this Indenture, the Notes and the Subsidiary Guarantees) without any further consent and (y) for purposes of the Security Documents and the Intercreditor Agreements to any of the following amendments, waivers and other modifications to the Security Documents and the Intercreditor Agreements:

(1)             (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu Lien Obligations that are Incurred in compliance with this Indenture and (B) to establish that the Liens on any Collateral securing such Pari Passu Lien Obligations shall rank equally with the Liens on such Collateral securing the obligations under this Indenture and the Notes and the Subsidiary Guarantees, all on the terms provided for in each of the Security Documents and the First Lien Intercreditor Agreement in effect immediately prior to such amendment; and

(2)             (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Junior Lien Obligations that are Incurred in compliance with this Indenture and (B) to establish that the Liens on any Collateral securing such Junior Lien Obligations shall be junior to the Liens securing the Pari Passu Lien Obligations (including the obligations under this Indenture, the Notes and the Subsidiary Guarantees), all on the terms provided for in each of the Security Documents and the Second Lien Intercreditor Agreement in effect immediately prior to such amendment.

After an amendment or supplement under this Indenture becomes effective, the Company is required to deliver or mail to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to deliver or mail such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment, supplement or waiver.

Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 9.04 and Section 13.03 hereof, as applicable, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture or other document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or other document that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.      Amendments with Consent of Holders(a). (a) Except as provided in this Section 9.02, the Company, the Subsidiary Guarantors (as applicable) and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements with the consent of the Holders of a majority in aggregate principal amount of the then-outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.06 hereof, any existing or past Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents or the Intercreditor Agreements may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.05 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)                   Upon the request of the Company and upon the filing with the Trustee of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.04 and Section 13.03 hereof, as applicable, the Trustee shall join with the Company in the execution of such amended or supplemental indenture or other document unless such amended or supplemental indenture or other document directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)                    It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.

(d)                    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver or mail to the Holders a notice briefly describing such amendment, supplement or waiver; provided that the failure to deliver or mail such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

(e)                   Without the consent of each affected Holder of Notes, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)             reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)               reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)             reduce the principal of or extend the Stated Maturity of any Note;

(4)            waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes with respect to a Payment Default and a waiver of the Payment Default that resulted from such acceleration);

(5)             reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased under Section 3.01, Section 4.10 and Section 4.14 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control”) (other than any change to the notice periods with respect to such redemption and provided that, for the avoidance of doubt, the provisions of Section 4.14 relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding);

(6)              make any Note payable in money other than that stated in the Note;

(7)              otherwise impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)              make any change in the amendment provisions which require each Holder’s consent or in the provisions of this Indenture relating to waivers of Defaults or Events of Default; or

(9)              modify the Subsidiary Guarantees in any manner materially adverse to the Holders of the Notes.

In addition, the consent of the Holders representing at least two-thirds of the aggregate principal amount of outstanding Notes will be required to release the Liens for the benefit of the Notes Secured Parties on all or substantially all of the Collateral, other than in accordance with this Indenture.

Section 9.03.       Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, except as may be provided by the terms of any request for consent, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04.      Trustee and Notes Collateral Agent to Sign Amendments, etc.

The Trustee and Notes Collateral Agent (if applicable) shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent, as applicable. In executing any amendment, supplement or waiver, the Trustee and the Notes Collateral Agent (if applicable) shall be entitled to receive and (subject to Section 7.01 and Section 7.02 hereof) shall be fully protected in relying upon the documents required by Section 13.03 hereof.

Notwithstanding anything to the contrary herein, no Opinion of Counsel with respect to conditions precedent or as to whether the supplement is authorized or permitted will be required for the Trustee or the Notes Collateral Agent to execute any amendment or supplement entered into solely in connection with adding Subsidiary Guarantors in the form of Exhibit B hereof.

Article 10
Subsidiary Guarantees

Section 10.01.     Subsidiary Guarantee.

(a)                    Subject to this Article 10, each of the Subsidiary Guarantors shall, jointly and severally, irrevocably and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, or interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                   The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)                    Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(e)                    Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)                     In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)                    Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(h)                    All provisions set forth herein with respect to the Subsidiary Guarantees are subject to the Agreed Security Principles.

Section 10.02.     Limitation on Subsidiary Guarantor Liability.

(a)                    Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.

(b)                   To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Senior Credit Facilities) that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Any Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03.     Execution and Delivery.

To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

To the extent required by Section 4.15 hereof, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 10, to the extent applicable.

Section 10.04.  Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05.     Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

Section 10.06.     Release of Subsidiary Guarantees.

A Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Company or the Trustee is required for the release of such Subsidiary Guarantor’s Subsidiary Guarantee, upon:

(1)             the occurrence of any sale, exchange, transfer or other disposition (by merger, amalgamation, consolidation or otherwise) of all of the Capital Stock of such Subsidiary Guarantor (including any sale, exchange, transfer or other disposition after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary) or of all or substantially all of the assets and property of such Subsidiary Guarantor, which sale, exchange, transfer or other disposition is made in compliance with the applicable provisions of this Indenture (to the extent such provisions are required to be satisfied as of the date of the transaction); provided that such Subsidiary Guarantor is also released from all of its obligations in respect of the Senior Credit Facilities;

(2)             the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Company and the Subsidiary Guarantors under the Senior Credit Facilities and the 2023 Senior Secured Notes, except (i) a discharge or release by or as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to Guarantee the Notes pursuant to this Indenture) and

(ii) a discharge or release by or as a result of an amendment, modification or waiver of the provision in respect of minimum guarantor coverage set forth in Section 10.1(17) of the Senior Credit Facilities as in effect on the December 11, 2019 (or defaults arising thereunder) requiring consent of the lenders under the Senior Credit Facilities;

(3)             the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with Section 4.17;

(4)             upon such Person becoming an Excluded Subsidiary or Non-Recourse Subsidiary, in each case as a result of a transaction or designation permitted by this Indenture;

(5)             the Company exercising its Legal Defeasance option or Covenant Defeasance option as set forth in Article 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture;

(6)             upon the full and final payment of all Pari Passu Lien Notes Obligations of the Company and such Subsidiary Guarantor; or

(7)             as described in Section 4.15(b).

The Company will notify the Trustee in writing in respect of any release of a Subsidiary Guarantee; provided that such notification will not be a condition to the effectiveness of such release.

Article 11
Collateral and Security

Section 11.01.     Security Documents. The due and punctual payment of the Pari Passu Lien Notes Obligations, including payment of the principal of, premium, if any, and interest on the Notes when the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other Obligations of the Company and the Subsidiary Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure Pari Passu Lien Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee and the Company hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents and the Intercreditor Agreements. The Company and the Guarantors shall make all filings and recordings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) as are required by the Security Documents to create, preserve, maintain or validate (at the sole cost and expense of the Issuer and the Guarantors) the security interests created by the Security Documents in the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents) as a perfected security interest to the extent perfection is required by the Security Documents and within the time frames set forth therein, subject only to Permitted Liens, and with the priority required by the Intercreditor Agreements, and the other Security Documents. In addition, the Trustee and Notes Collateral Agent shall have no responsibility or liability (i) in connection with the acts or omissions of the Company in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

Section 11.02.  Notes Collateral Agent. (a) The holders of the Notes have, and by accepting a Note, each holder will be deemed to have, appointed the Notes Collateral Agent to act as its agent under the Security Documents and Intercreditor Agreements. The holders of the Notes have, and by accepting a Note, each holder will be deemed to have, authorized the Notes Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents and Intercreditor Agreements, together with any other incidental rights, power and discretions; and (ii) execute each Security Document and Intercreditor Agreement, waiver, modification, amendment, renewal or replacement expressed to be executed by the Notes Collateral Agent on its behalf.

(b)                   The rights, duties and obligations of the Notes Collateral Agent will be subject to the Intercreditor Agreements.

Section 11.03.     Release of Collateral. The security interests in the Collateral in respect of the Notes and the Subsidiary Guarantees will be automatically and unconditionally released and discharged under any one or more of the following circumstances:

(1)             to enable the Company and the Subsidiary Guarantors to consummate the sale, transfer or other disposition of such property or assets or any Subsidiary holding such property or assets (other than any such sale, transfer or other disposition to the Company or a Subsidiary Guarantor) to the extent permitted under Section 4.10; provided that such Collateral is also released in respect of the Senior Credit Facilities and all other Pari Passu Lien Obligations and Junior Lien Obligations and the security documents related thereto;

(2)              in respect of the property and assets of a Subsidiary Guarantor, upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.07 and the definition of “Unrestricted Subsidiary”;

(3)              as permitted under any Intercreditor Agreement;

(4)             as permitted under Article 9;

(5)             the Company exercising the Legal Defeasance option or Covenant Defeasance option pursuant to Article 8 or the Company’s obligations herein being discharged in accordance with Article 12;

(6)             upon the full and final payment of all Pari Passu Lien Notes Obligations of the Company and the Subsidiary Guarantors;

(7)              as permitted under Section 4.12(b);

(8)              if the property subject to such security interest is owned by a Subsidiary Guarantor, upon release of such Subsidiary from its obligations under its Note Guarantee in accordance with this Indenture; or

(9)             to the extent (and only for so long as) the property subject to such security interest constitutes Excluded Assets.

Section 11.04.     [Reserved].

Section 11.05.     Authorization of Actions to be Taken by the Notes Collateral Agent . The Company, the Subsidiary Guarantors and each Holder of Notes, by their acceptance of any Notes and the Guarantees thereof, (a) hereby appoints Wilmington Trust, National Association, as Notes Collateral Agent, and Wilmington Trust, National Association accepts such appointment and (b) agrees that the Notes Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee under Article 7 hereof, including the compensation, reimbursement, and indemnification provisions set forth in Section 7.07 hereof and the resignation and removal provisions of Section 7.08 hereof (with the references to the Trustee therein being deemed to refer to the Notes Collateral Agent). Furthermore, each Holder of a Note, by accepting such Note, consents to and approves the terms of and authorizes and directs the Notes Collateral Agent to (i) enter into and perform the duties provided for in the Intercreditor Agreements and each other Security Document in each of its capacities thereunder and (ii) bind the Holders to the terms of the Intercreditor Agreements. The parties hereto (and the Holders by their acceptance of any Notes and the Guarantees thereof) further acknowledge and agree that the Notes Collateral Agent shall only act (or refrain from acting) upon the direction of Trustee, acting in accordance with the terms hereof.

Section 11.06.  Authorization of Receipt of Funds by the Trustee and the Notes Collateral Agent Under the Security Documents. The Trustee and the Notes Collateral Agent are authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee or the Notes Collateral Agent, to apply such funds as provided in this Indenture and to make further distributions of such funds in accordance with the applicable provisions of Section 6.10 hereof.

Article 12
Satisfaction and Discharge

Section 12.01.  Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (and any Collateral then securing the Notes or any Subsidiary Guarantees shall be released) as to all Notes, when:

(1)              either:

(A)            all Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced pursuant to Section 2.04 or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from trust, have been delivered to the Trustee for cancellation; or

(B)            all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)              the Issuer or any Subsidiary Guarantor has paid or caused to be paid all sums then due and payable under this Indenture; and

(3)             the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Issuer (accompanied by an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuer.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02.     Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 13
Miscellaneous

Section 13.01.  Holder Actions. (a) [Reserved].

(b)                   (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (for purposes of this Section 13.01, an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2)             The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)                   Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)                   The Issuer may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 13.02.     Notices. (a) Any notice or communication to the Company, the Trustee or the Notes Collateral Agent will be deemed given if in writing (i) when delivered in person or (ii) three days after mailing when mailed by first class mail, (iii) when sent by facsimile transmission, with transmission confirmed or (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notices or communications to a Subsidiary Guarantor will be deemed given if given to the Company. In each case the notice or communication should be addressed as follows:

if to the Company:

Maxar Technologies Inc.
1300 W. 120th Avenue
Westminster, Colorado
80234
Fax No.: (303) 684-1688
Attention: Treasurer and General Counsel

if to the Trustee or the Notes Collateral Agent:

Wilmington Trust, National Association
Global Capital Markets
246 Goose Lane, Suite 105,
Guilford, Connecticut 06437
Fax No.: 888-316-6238

Attention: Maxar Technologies Inc. Administrator

Each of the Company, the Trustee or the Notes Collateral Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

(b)                    Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or by other electronic means or such other delivery system as the Trustee agrees to accept. Notwithstanding the foregoing, as to any Global Note registered in the name of a Depositary or its nominee, any notice or communication shall be sufficiently given if given to the Depositary according to the applicable procedures of the Depositary (or as otherwise as agreed by the Company, the Trustee and the Depositary). Copies of any notice or communication to a Holder, if given by the Issuer, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)                    Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d)                    If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 13.03.     Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or Notes Collateral Agent to take any action under this Indenture (except (x) as provided in Sections 2.04, 3.03(e) and 3.04(e) and (y) with respect to an Opinion of Counsel, in connection with the original issuance of any Notes or the execution of any amendment or supplement entered into in connection with adding any Subsidiary Guarantor under this Indenture and no other matters otherwise requiring an Opinion of Counsel), the Issuer shall furnish to the Trustee or Notes Collateral Agent, as applicable:

(1)              an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)              an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 13.04.  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:

(1)              a statement that each person signing the certificate or opinion has read such covenant or condition;

(2)              a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)              a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)              a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with,

provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 13.05.     Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 13.06.     Governing Law; Waiver of Jury Trial; Jurisdiction. This Indenture, including any Subsidiary Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent, and each Holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, any Subsidiary Guarantee, the Security Documents, the Intercreditor Agreements or any transaction contemplated thereby. The parties hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan in the City of New York in any suit, action or proceeding arising out of or relating to this Indenture, the Notes, the Subsidiary Guarantees or the transactions contemplated hereby. The Company and each Subsidiary Guarantor agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture or the Notes shall affect any right that the Trustee, the Notes Collateral Agent or any Holder may otherwise have to bring any suit, action or proceeding relating to this Indenture, the Notes, the Subsidiary Guarantees or the transactions contemplated hereby against the Company or any Subsidiary Guarantor or its properties in the courts of any jurisdiction and they each hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

Section 13.07.     No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any of its Subsidiaries, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 13.08.     Successors. All agreements of the Issuer or any Subsidiary Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee or Notes Collateral Agent in this Indenture will bind its successors.

Section 13.09.     Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.10.     Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11.     Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 13.12.     No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Issuer or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer or such Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.13.     Force Majeure. The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; epidemics or pandemics; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

[Signature page follows]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MAXAR TECHNOLOGIES INC. as Issuer

By:	/s/ Biggs C. Porter
Name: Biggs C. Porter
Title: Executive Vice President and Chief Financial Officer

MAXAR TECHNOLOGIES HOLDINGS INC.
DIGITALGLOBE, INC.
SPACE SYSTEMS/LORAL, LLC
RADIANT SOLUTIONS HOLDINGS, INC.
RADIANT GEOSPATIAL SOLUTIONS LLC
as Guarantor

/s/ Laurie Korneffel
Name: Laurie Korneffel
Title: Secretary

MDA COMMUNICATIONS HOLDINGS, LLC

/s/ Laurie Korneffel

Name: Laurie Korneffel
Title: Manager

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

/s/ Nedine P. Sutton

Name: Nedine P. Sutton
Title: Vice President

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Notes Collateral Agent

/s/ Nedine P. Sutton

Name: Nedine P. Sutton
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FACE OF NOTE]

MAXAR TECHNOLOGIES INC.

7.54% Senior Secured Note due 2027

CUSIP [144A: [ • ] / Reg S: [ •]] / ISIN [144A: [ • ] / Reg S: [ • ]]

No. $_______________

Maxar Technologies Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) on December 31, 2027.

Interest Rate: 7.54% per annum.

Interest Payment Dates: June 25 and December 25, commencing ________, with the final Interest Payment Date being December 31, 2027 rather than December 25, 2027.

Regular Record Dates: June 10 and December 10.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	MAXAR TECHNOLOGIES INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 7.54% Senior Secured Notes due 2027 described in the Indenture referred to in this Note.

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

MAXAR TECHNOLOGIES INC.

7.54% Senior Secured Note due 2027

1.             Principal and Interest.

The Company promises to pay the principal of this Note on December 31, 2027.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 7.54% per annum.

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on the June 10 or December 10 immediately preceding the interest payment date) on each interest payment date, commencing ________.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing Default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at the interest rate on the Notes.

2.             Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of June 25, 2020 (as amended or supplemented from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general senior obligations of the Company, pari passu in right of payment with any existing and future unsubordinated Indebtedness of the Company. The Indenture limits the original aggregate principal amount of the Notes to $150,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note may be guaranteed as set forth in the Indenture.

3.             Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund applicable to this Note and there is no mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.             Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.             Defaults and Remedies.

If an Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency), occurs and is continuing, up to two years following the first public notice or notice to the Trustee of such event, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. Upon the effectiveness of such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately. If certain events of bankruptcy or insolvency with respect to the Company occur and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Notes automatically become due and payable.

6.             Amendment and Waiver.

The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

7.             Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.             Governing Law; Waiver of Jury Trial.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Trustee each irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to the Indenture or this Note, or any transaction contemplated thereby.

9.             Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

10.           Collateral.

The Notes are expected to be secured by the Collateral on the terms of and subject to the conditions set forth in the Indenture, the Security Documents and the Intercreditor Agreements, subject to release or termination as provided in the Indenture, the Security Documents and the Intercreditor Agreements.

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐         (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit G to the Indenture is being furnished herewith.

☐         (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

or

☐         (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee will refuse to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller
By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[1]

By
To be executed by an executive officer

1Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the box:

[ ] Section 4.10	[ ] Section 4.14

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount (in original principal amount) below:

$_____________________.

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1_____________________________

1Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for one or more Certificated Notes or a part of another Global Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of __________, ____

among

MAXAR TECHNOLOGIES INC.,

[NAME OF SUBSIDIARY GUARANTOR]

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

7.54% Senior Secured Notes due 2027

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of [ ˜ ], [ ˜ ], among Maxar Technologies Inc., a Delaware corporation (the “Company”), [insert each Subsidiary Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, certain existing Subsidiary Guarantors and the Trustee entered into the Indenture, dated as of June 25, 2020 (as amended or supplemented from time to time, the “Indenture”), relating to the Company’s 7.54% Senior Secured Notes due 2027 (the “Notes”); and

WHEREAS, the Company is permitted to add further Subsidiary Guarantors without consent of the Holders pursuant to Section 9.01(6) and is required to add further Subsidiary Guarantors under certain circumstances as set forth in Section 4.15.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof. Notwithstanding the foregoing, the Subsidiary Guarantee of the Undersigned shall be automatically and unconditionally released and discharged as set forth in the Indenture, including, but not limited to, under the circumstances described in Section 4.15(b), Section 4.21, Article 8, Section 10.06 and Article 12 thereof, and no further action by the Subsidiary Guarantor, the Company or the Trustee is required for the release of the Undersigned’s Subsidiary Guarantee as contemplated therein.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MAXAR TECHNOLOGIES INC., as Issuer

By:
Name:
Title:

[SUBSIDIARY GUARANTOR]
By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) AND IS PURCHASING THE NOTES IN AN OFFSHORE TRANSACTION, AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:

(A)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THIS NOTE AND (2) ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY.

C-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY EVIDENCED HEREBY MUST NOT TRADE THE SECURITY IN, OR TO A PERSON IN ANY PROVINCE OR TERRITORY OF, CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF THE ISSUANCE OF THIS SECURITY.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE. TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

REGULATION S LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) AND IS PURCHASING THE NOTES IN AN OFFSHORE TRANSACTION, AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:

(A)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THIS NOTE AND (2) ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY.

2

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY EVIDENCED HEREBY MUST NOT TRADE THE SECURITY IN, OR TO A PERSON IN ANY PROVINCE OR TERRITORY OF, CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF THE ISSUANCE OF THIS SECURITY.

3

EXHIBIT F

Regulation S Certificate

_________, ____

Wilmington Trust, National Association
Global Capital Markets

246 Goose Lane, Suite 105
Guilford, Connecticut 06437
Attention: Maxar Technologies Inc. Administrator

Re:	Maxar Technologies Inc. 7.54% Senior Secured Notes due 2027 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 25, 2020 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐	A. This Certificate relates to our proposed transfer of $____ aggregate principal amount of Notes issued under the Indenture. We hereby certify, represent and warrant as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐	B. This Certificate relates to our proposed exchange of $____ aggregate principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify, represent and warrant as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date: _________________

EXHIBIT G

Rule 144A Certificate

_________, ____

Wilmington Trust, National Association
Global Capital Markets
246 Goose Lane, Suite 105
Guilford, Connecticut 06437
Attention: Maxar Technologies Inc. Administrator

Re:	Maxar Technologies Inc. 7.54% Senior Secured Notes due 2027 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 25, 2020 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of $____ aggregate principal amount of Notes issued under the Indenture.

☐ B. Our proposed exchange of $____ aggregate principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm, represent and warrant that:

1.	We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 20__, which is a date on or since close of our most recent fiscal year.

2.	We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).

3.	If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account.

4.	We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

G-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date: _________________

G-2

EXHIBIT H

Institutional Accredited Investor Certificate

Wilmington Trust, National Association
Global Capital Markets
246 Goose Lane, Suite 105
Guilford, Connecticut 06437

Attention: Maxar Technologies Inc. Administrator

Re:	Maxar Technologies Inc. 7.54% Senior Secured Notes due 2027 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of June 25, 2020 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of $____ aggregate principal amount of Notes issued under the Indenture.

☐ B. Our proposed exchange of $____ aggregate principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm, represent and warrant that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We understand and acknowledge that the offer and sale of the Notes have not been registered under the Securities Act and that the Notes and any interest therein may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act. We further agree to provide any Person purchasing any of the Notes from us in a transaction meeting the requirements of clauses (a) through (f) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date: _________________

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:  _________________________________

Date:  ________________________________

Taxpayer ID number:  ___________________

EXHIBIT I

OID LEGEND

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING MAXAR TECHNOLOGIES INC., 1300 W. 120TH AVENUE, WESTMINSTER, COLORADO 80234, ATTENTION: TREASURER AND GENERAL COUNSEL.

EXHIBIT J

Form of Second Lien Intercreditor Agreement

schedule 1

POST-CLOSING Deliveries

Part I

1.	A security agreement (the “Security Agreement”), in form substantially similar to that certain Security Agreement dated as of December 11, 2019 (the “2023 Senior Secured Notes Certification Date”) and with all representations and certifications therein relating to the 2023 Senior Secured Notes Certification Date, by and among the Company, as grantor, the other grantors party thereto, and Wilmington Trust, National Association, as notes collateral agent under the 2023 Senior Secured Notes Indenture (the “2023 Senior Secured Notes Collateral Agent”).

2.	A perfection certificate (the “Perfection Certificate”), in form substantially similar to that certain Perfection Certificate dated as of December 11, 2019 delivered in connection with the 2023 Senior Secured Notes (as defined in the Indenture) and with all representations and certifications therein relating to the 2023 Senior Secured Notes Certification Date, by and among the Company, as grantor and the other grantors party thereto.

3.	UCC-1 financing statements with respect to the Company and each Guarantor, in proper form for filing, registration or recordation in each such entity’s jurisdiction of organization.

Part II

1.	A supplement to the Perfection Certificate.

2.	Intellectual property security agreements, confirming the grant of security interests in intellectual property pursuant to the Security Agreement, in form substantially similar to the forms of intellectual property security agreements attached to the Security Agreement.

3.	A control agreement with respect to deposit accounts of the Company and certain of the Guarantors maintained with Bank of America, N.A., in form substantially similar to that certain Second Amended and Restated Deposit Account Control Agreement dated as of December 11, 2019 (as amended prior to the date hereof) by and among the Company, as grantor, the other grantors party thereto, the Bank Collateral Agent (as defined in the Indenture), the 2023 Senior Secured Notes Collateral Agent and Bank of America, N.A.

4.	A collateral assignment of leases in favor of Notes Collateral Agent in form substantially similar to that certain Collateral Assignment of Leases dated as of December 11, 2019 by and among certain Guarantors party thereto and the 2023 Senior Secured Notes Collateral Agent.

5.	A deed and charge over accounts in favor of Notes Collateral Agent in form substantially similar to that certain Deed and Charge Over Accounts dated as of December 11, 2019 by and among certain Guarantors party thereto and the 2023 Senior Secured Notes Collateral Agent.

Part III

Lien Search Jurisdictions

Company/Guarantors	Jurisdiction
Maxar Technologies Inc.	Delaware Secretary of State Colorado Secretary of State
Maxar Technologies Holdings Inc.	Delaware Secretary of State Colorado Secretary of State
DigitalGlobe, Inc.	Delaware Secretary of State Colorado Secretary of State
Space Systems/Loral, LLC	Delaware Secretary of State California Secretary of State
Radiant Solutions Holdings, Inc.	Delaware Secretary of State Colorado Secretary of State
Radiant Geospatial Solutions LLC	Delaware Secretary of State Colorado Secretary of State
MDA Communications Holdings, LLC	Delaware Secretary of State Colorado Secretary of State